Filed pursuant to Rule 424(b)(3)

File Number 333-178308

PROSPECTUS SUPPLEMENT NO. 4

(To Prospectus Dated April 16, 2012)

Puma Biotechnology, Inc.

16,000,000

Shares of Common Stock

This prospectus supplement no. 4 supplements the prospectus dated April 16, 2012, relating to the offering of up to 16,000,000 shares of our common stock that were privately issued to selling stockholders in connection with a merger transaction and a private placement.

This prospectus supplement incorporates into our prospectus the information contained in our attached current reports on Form 8-K, which were filed with the Securities and Exchange Commission on June 13, 2012, June 18, 2012 and June 26, 2012.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is presently quoted for trading on the OTC Bulletin Board and the OTCQB Market under the symbol “PBYI.” On June 25, 2012, the closing price of our common stock, as quoted on the OTC Bulletin Board and the OTCQB Market, was $11.85 per share.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 26, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2012

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52811	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 7, 2012, Puma Biotechnology, Inc., a Delaware corporation (the “Company”), entered into an Office Lease (the “Lease”) with DWF III Gateway, LLC, a Delaware limited liability company, for approximately 9,560 rentable square feet of office space in the building located at 701 Gateway Boulevard, South San Francisco, California 94080. The Company plans to use the premises for general office and administrative purposes.

The initial term of the Lease is for seven years and is expected to commence on or about Oct 1, 2012. The base rent will be approximately $20,250 per month during the first year and will increase over the course of the initial term, up to approximately $30,820 per month during the seventh year. In addition, the Company has an option to extend the Lease for an additional five-year term, which would commence upon the expiration of the initial term. In the event the Company elects to extend the Lease, the minimum monthly rent payable for the additional term will be the then-current fair market rent calculated in accordance with the terms of the Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Office Lease by and between Puma Biotechnology, Inc. and DWF III Gateway, LLC, executed on June 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: June 13, 2012	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease by and between Puma Biotechnology, Inc. and DWF III Gateway, LLC, executed on June 7, 2012

Exhibit 10.1

OFFICE LEASE

BY AND BETWEEN

DWF III GATEWAY, LLC,

A Delaware limited liability company,

As Landlord

And

PUMA BIOTECHNOLOGY, INC.,

A Delaware corporation,

as Tenant

For Leased Premises at Suite 275

701 Gateway Boulevard, South San Francisco, California

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is entered and dated for reference purposes only as May 16, 2012 (the “Lease Reference Date”), by and between “Landlord” and “Tenant” (as such terms are defined below).

ARTICLE 1     SALIENT LEASE TERMS

In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:

1.1	Rent Payment		DWF III Gateway, LLC
	Address:		P.O. Box 7470
San Francisco, CA 94120-7470

1.2	“Landlord”		DWF III Gateway, LLC,
	and		c/o Divco West Real Estate Services, Inc.
	Notice		575 Market Street, 35th floor
	Address:		San Francisco, CA 94105
Attn.: Asset Manager and Property Manager

		With a copy to:	Broadway Partners
100 California Street, Suite 610
San Francisco, CA 94111
Attention: Asset Manager

1.3	“Tenant”		Puma Biotechnology, Inc.
and
Notice
	Address		10880 Wilshire Blvd., Suite 1250
Los Angeles, CA 90024,
Attention: Charles Eyler

1.4	“Leased Premises:”		Approximately 9,560 square feet of Rentable Area (hereinafter defined)
in Suite 275 of the Building. The foregoing Rentable Area of the Leased
Premises shall be deemed the actual Rentable Area.

1.5	“Building:”		That building located at 701 Gateway Boulevard, South San Francisco, California, containing approximately 170,310 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.6	Complex:		The Building, the Common Areas (hereinafter defined), the parcel(s) of land containing the Building and Common Areas, as such parcel of land is described in Exhibit A attached hereto (the “Land”).

1.7	Commencement
	Date:		The “Commencement Date” shall mean the earlier of (a) seven (7) days after the date the “Tenant Improvements” to be constructed by Landlord pursuant to Exhibit C have been “Substantially Completed,” subject to “Tenant Delays” and “Force Majeure Delays” (as such terms are defined in Exhibit C), or (b) the date Tenant takes possession of the Leased Premises other than during the Early Access Period (as defined in Section 4.3). If there is any delay in Substantially

Completing the Tenant Improvements due to any Tenant Delay, then such delay shall thereupon effect a postponement of the date by which Landlord is obligated to Substantially Complete the
Tenant Improvements. In such event the date for commencement of the Reduced Minimum Rent
Period (hereinafter defined), Rent and all additional rent shall be deemed the date the Tenant
Improvements would have been Substantially Completed but for the Tenant Delays. Thus, the date for commencement of the Reduced Minimum Rent Period (hereinafter defined), Rent and all
		additional rent shall not be delayed by Tenant Delay.

		The “Estimated Commencement Date” is approximately one hundred (100) days after the date this Lease has been fully executed by Tenant and Landlord, except with respect to the Temporary Space (as defined in Section 3.5). The Estimated Commencement Date for the Temporary Space shall be within two (2) business days after the date this Lease has been fully executed by the parties, Tenant has paid the first month’s advance rent due upon signing of this Lease and delivers to Landlord the Letter of Credit (or cash for the amount of the Letter of Credit pending delivery of the Letter of Credit) and evidence of insurance required of Tenant under this Lease, as more specifically set forth in Section 3.5.

1.8	“Term:”	Eighty-four (84) months following the Commencement Date for the Leased Premises, plus any partial month for the month in which the Commencement Date occurs if the Commencement Date occurs on other than the first day of a calendar month. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter. Rent for such partial month shall be prorated on a daily basis and a full month’s rent also shall be paid for the first month of the Term.

1.9	“Minimum
	Monthly Rent:”	Months	Minimum Monthly Rent
		1 – 12	$20,250.00
		13 – 18	$20,857.50
		19 – 24	$26,586.36
		25 – 36	$27,383.95
		37 – 48	$28,205.47
		49 – 60	$29,051.63
		61 – 72	$29,923.18
		73 – 84	$30,820.88

		The foregoing schedule starts as of the Commencement Date of the Term of the Lease for the Leased Premises. The Minimum Monthly Rent for the first eighteen (18) months of the initial Term may be referred to as the “Reduced Minimum Rent Period” unless the Commencement Date occurs other than on the first day of a calendar month. If the Commencement Date is other than the first day of a calendar month, then the Reduced Minimum Rent Period shall be 540 days from and including the Commencement Date and the Minimum Monthly Rent for the month in which the Reduced Minimum Rent Period expires shall be prorated on a daily basis. By way of example only, if the Commencement date is June 10, 2012, the Reduced Minimum Rent Period shall be June 10, 2012 to and including December 1, 2013 (i.e., 540 days) and

Minimum Monthly Rent for the month of December 2013 (i.e., the month in which the Reduced
Minimum Rent Period expires) shall be $26,401.56 representing the sum of one day proration of
Minimum Monthly Rent in the monthly amount of $20,857.50 for December 1, 2013, and 30 days of proration of Minimum Monthly Rent in the monthly amount of $26,586.36 for December 2, 2013 through December 31, 2013.

1.10	Base Year for
	Base Year Costs:”		For Base Operating Costs: 2012 calendar year
For Base Taxes: real estate tax fiscal year 7/1/2012 – 6/30/2013

1.11	“Security Deposit:”		$150,000.00, subject to partial reduction as provided in Section 8.3.

1.12	“Permitted Use:”		The Leased Premises shall be used solely for general office and administrative purposes, but for no other use.

1.13	Proportionate
	Share:		Tenant’s initial Proportionate Share is 5.61% based on the ratio that the Rentable Area of the Leased Premises (i.e., 9,560 square feet) bears to the Rentable Area of the Building (i.e., 170,310 square feet).

1.14	“Broker(s):”		Cassidy Turley representing Landlord and Cornish & Carey and LA Realty Partners representing Tenant.

1.16	Guarantor		Not applicable.
and Notice
Address:

1.17	Parking Allocation:		Thirty-one (31) parking spaces.

1.18	Contents:		Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:

		Exhibits:	A – Legal Description for the Land
B – Outline of the Leased Premises
B-1 – Outline of the Temporary Space
C – Work Letter for Construction Obligations (with Exhibit C-1 – Space Plan attached)
D – Acknowledgment of Commencement Date
E – Rules & Regulations
F – Option to Extend

ARTICLE 2     ADDITIONAL DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.

“Base Operating Costs” means the Operating Costs for the calendar year set forth in Section 1.10 hereof as such Operating Costs shall be increased to be what the Operating Costs would have been if the Building were ninety-five (95%) leased and occupied during such calendar year as more specifically provided in Section 6.2.

“Base Taxes” means the Taxes for the calendar year set forth in Section 1.10 hereof.

“Common Areas” shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the parcel of land containing the Building of which the Leased Premises form a part, together with the parking and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. As of the date of this Lease, Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the driveways, parking areas and landscaped areas in the Complex.

“Insurance Costs” shall mean all premiums and costs and expenses for all policies of insurance required to be maintained by Landlord under this Lease or which are obtained by Landlord in its discretion for (a) the Leased Premises, Building and the Common Areas of the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees and (c) such other coverage Landlord elects to obtain for the Leased Premises, Building or Common Areas of the Complex, including, without limitation, coverage for environmental liability and losses. Landlord shall allocate in a reasonable manner the insurance premiums under any blanket policy that includes coverage for the Complex and any other property. Notwithstanding anything to the contrary, Landlord reserves the right to reduce the Insurance Costs if Insurance costs for the Base Year Operating Costs include coverages for perils not required or elected to be insured by Landlord in the future. If in years after the Base Year for Operating Costs Landlord includes insurance coverages for perils not included in the Insurance Costs for the Base Year Operating Costs, Insurance Costs for the Base Year Operating Costs shall be increased as if such Insurance Costs were so included.

“Lease Year” means any fiscal year (as determined by Landlord), or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

“Operating Costs” means the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, replacement and operations of the Building and the Common Areas of the Complex in accordance with Landlord’s standard operating and accounting procedures. Operating Costs shall include (except as otherwise expressly provided in this Lease), but not be limited to, the aggregate of the amount paid for:

(1) all fuel used in heating and air conditioning of the Building and Common Areas of the Complex;

(2) the amount paid or payable for all electricity furnished by Landlord to the Common Areas of the Complex (other than electricity furnished to and paid for by other tenants by reason of their extraordinary consumption of electricity and that furnished to the other building in the Complex for which the tenants of such other building are responsible for such electrical costs);

(3) the cost of periodic relamping and reballasting of lighting fixtures;

(4) the amount paid or payable for all hot and cold water (other than that chargeable to Tenants by reason of their extraordinary consumption of water and that furnished to other buildings in the Complex for which the tenants of such other building are responsible for such water costs) and sewer costs;

(5) the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of workers’ compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of Landlord (including wages of the Building manager) involved in the management, operation, maintenance and repair of the Complex;

(6) painting for exterior walls of the Building and the Common Areas of the Complex; managerial and administrative expenses; the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building and Common Areas of the Complex;

(7) the amount paid or payable for all supplies occasioned by everyday wear and tear;

(8) the costs of climate control, window and exterior wall cleaning, telephone and utility costs of the Building and Common Areas of the Complex;

(9) the cost of accounting services necessary to compute the rents and charges payable by Tenants and keep the books of the Building and Common Areas of the Complex;

(10) fees for management of the Complex equal to three percent (3%) of the gross rental revenues from the Complex, plus reasonable charge for office rent, supplies, equipment, salaries, wages, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Building and/or Common Areas of the Complex;

(11) fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;

(12) the cost of operating, repairing and maintaining the Building elevators;

(13) the cost of porters, guards, alarm (including any central station signaling systems) and other protection services;

(14) the cost of establishing and maintaining the Building’s directory board;

(15) payments for general maintenance and repairs to the plant and equipment supplying climate control to the Building and Common Areas of the Complex;

(16) the cost of supplying all services pursuant to Article 11 hereof to the extent such services are not paid by individual tenants;

(17) amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building and Common Areas of the Complex (including any equipment leasing costs associated therewith if applicable) which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items reasonably determined from time to time by Landlord in accordance with sound accounting principles;

(18) community association dues, assessments and charges and property owners’ association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building, including without limitation, any reciprocal easement agreement and covenants, conditions, easements and restrictions of record, and the cost of any licenses, permits and inspection fees;

(19) all costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Building and the Common Areas of the Complex;

(20) the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters within the Building or Common Areas of the Complex, subject to any repaving being treated as a Capital Cost as provided in paragraph (22) below;

(21) the repair and replacement of any equipment or facilities serving or located within the Complex;

(22) the cost for any capital repairs, improvements and replacements made by the Landlord to the Building or Common Areas of the Complex that are capital repairs or capital improvements under generally accepted accounting principles (“Capital Costs”) which are (a) required to be made in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental authority having jurisdiction over the Building or Common Areas (“laws”), or are first required to be made after the Commencement Date under any existing laws (noncompliance with any laws in effect as of the Commencement date of this Lease which is permitted under applicable law because such improvements were in compliance with applicable laws as of the date they were constructed shall be considered to be in compliance with applicable law under this Paragraph), (b) incurred for the purpose of reducing other operating expenses or utility costs, or (c) performed to replace capital improvements or building service equipment when required because of normal wear and tear. The Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord in its good faith discretion, with interest on the unamortized balance at the higher of (i) eight percent (8%) per annum; and

(23) Insurance Costs.

Operating Costs shall not include the following:

(a) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering any portion of the Complex;

(b) such of the Operating Costs as are recovered from condemnation awards or proceeds, or insurance proceeds or which were required by the Lease to be covered by insurance or which were paid for directly by Tenant or any third party;

(c) Costs arising from Landlord’s charitable or political contributions;

(d) Brokers’ or other leasing commissions and costs incurred in connection with entering into new leases or disputes under existing leases, including without limitation tenant incentives, finders’ fees, attorneys’, accountants’ and other consultants’ fees;

(e) costs associated with bad debt losses, rent losses, or reserves for bad debt or rent losses;

(f) expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants in the Building;

(g) depreciation and amortization on any mortgage;

(h) any ground lease or underlying lease payments;

(i) marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(j) costs for acquisition of sculpture, paintings or other objects of art, except to the extent to replace, when necessary, any sculpture, paintings or other objects of art existing at the Complex as of the date of this Lease so long as such item replaced is of like kind and quality;

(k) any costs, fines or penalties incurred due to violations by Landlord of any legal requirement which may have been in effect as of the Commencement Date of this Lease;

(l) Costs incurred (A) to comply with applicable laws with respect to “Hazardous Material” (as defined below) which was in existence in, on, under or about the Building or the Complex prior to the Commencement Date, or (B) with respect to Hazardous Material, which Hazardous Material is brought into, on, under or about the Building or the Complex after the date hereof due to the acts or omissions of Landlord or any other tenant of the Complex or by anyone other than Tenant;

(m) expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants in the Building;

(n) expenses for tenant improvement work for any tenant or “improvement allowances or “tenant concessions” and other costs or expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Complex, or vacant lease space in the Complex (including but not limited to space planning fees, architects, engineers’ and other consultants’ fees and costs, and related permit, license and construction costs);

(o) the cost of any repairs, improvements, or replacements made to remedy any structural defect in the original design or construction of the Building or other buildings in the Complex.

(p) The wages and benefits of any employee who does not devote his or her employed time to the Complex unless such wages and benefits are prorated to reflect time spent on operating and managing the Complex vis-à-vis time spent on matters unrelated to operating and managing the Complex;

(q) Landlord’s general corporate overhead and general and administrative expenses;

(r) Any costs in connection with services of a type or quantity which are not offered or available to Tenant, but which are provided to another tenant or occupant of the Complex, whether or not such other tenant or occupant is specifically charged therefore by Landlord;

(s) Any fee to or charge by Landlord and Landlord’s agents (or any person or entity affiliated with Landlord or Landlord’s agents) for management or supervision of the Complex in excess of the amounts provided in paragraph (10) above;

(t) Costs associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Complex, including entity accounting and legal matters, costs of defending any lawsuits with any lender, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Complex, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(u) Reserves for future expenses except for actual expenses anticipated to be incurred during the ensuing year and included in Landlord’s estimate of Operating Expenses for such ensuring year;

(v) All interest, late charges, penalties and other amounts incurred as a result of Landlord’s failure to pay bills as they become due, provided, Tenant pays all Rent as and when due;

(w) rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature which if purchased, rather than rented, would constitute a capital improvement and not permitted to be a Capital Cost as provided in paragraph (22) above, except rentals for items when needed in connection with normal repairs and maintenance;

(x) Repairs or replacements for which Tenant is obligated to pay under this Lease other that as part of Tenant’s share of Operating Costs or for which other tenants are obligated to pay other than as part of such other tenants’ share of Operating Costs;

(y) Any costs related to the Structural portion of the Building, including without limitation any test, investigation and repairs or other remedial measures, whether or not required pursuant to applicable laws enacted before or after the Commencement Date.

(z) Costs arising from the gross negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents;

(aa) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Complex to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a fair market basis;

(bb) legal, accounting or other professional expenses incurred expressly for negotiating, preparing or enforcing a lease with a particular tenant, as a result of a default of a specific tenant or in connection with a dispute with a tenant or proposed or former tenant;

(cc) costs for utilities and services for which a tenant in the Building pays directly to third party providers or are reimbursed to Landlord directly other than as part of such tenant’s pro rata share of operating expenses;

(dd) Landlord’s in-house legal fees;

(ee) costs incurred with respect to the repair and maintenance of any portions of the Complex, Building or Common Areas due to (1) violation by Landlord of the terms and conditions of any provision of this Lease or any other lease in the Building or any conditions, covenants, restrictions, easement agreements and similar private contracts; or (2) violation by any other tenant in the Building of the terms and conditions of any lease of space in the Building to the extent that Landlord is entitled to recover such costs from such violating parties; or (3) violation by Landlord of any governmental rule or authority;

(ff) legal fees and other costs incurred in connection with disputes with tenants, other occupants, or prospective tenants or other occupants of the Complex, including but not limited to all attorneys’ fees and costs of settlement and judgments;

(gg) Costs incurred in connection with the removal or remediation of any “Hazardous Materials” in the Building to cure a violation of any applicable “Environmental Laws” (as such terms are defined in Section 10.3); and

(hh) Capital Costs not expressly included in Operating Expenses pursuant to paragraph (22) above.

“Proportionate Share” or “Pro Rata Percent” shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Leased Premises and the denominator of which is the Rentable Area of the Building. Tenant’s Proportionate Share as of the commencement of the Term hereof is specified in Section 1.13. Said Proportionate Share may be recalculated by Landlord as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section, Tenant’s Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant’s proportionate share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to tenants in the Building less the Rentable Area of tenants who have incurred such expense directly. In any case in which Tenant, with Landlord’s consent, incurs such expenses directly, Tenant’s proportionate share will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Building shall not be prorated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Building to incur any Operating Costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.

“Real Estate Taxes” or “Taxes” mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Complex, or any portion thereof except for any personal property tax paid by Tenant for its personal property), which shall be paid or accrued during any Lease Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Complex, or any portion thereof. Taxes shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Complex, or any portion thereof, or as against the business of leasing the Complex, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13; and (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the leasable premises or the rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by a tenant of leased premises, or any portion thereof. Taxes shall also include any governmental or private assessments or the Complex’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Any reasonable costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year such expenses are incurred. Notwithstanding anything to the contrary, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building); (ii) any Operating Costs, (iii) interest or penalties on Taxes resulting from Landlord’s failure to pay Taxes when due, provided, Tenant makes all payments of Rent when due, (iv) any taxes which Tenant pays directly to the taxing authority, and (v) any items required to be paid by Tenant under Section 6.1. With respect to any special assessments which may be levied as part of the Taxes and which may be payable in installments over a period of time, only the amount of the installments due each year shall be included in the Taxes charged to Tenant, whether or not Landlord elects to pay in installments, provided that Landlord has the option of paying said assessment in installments over a period of time.

“Rent” “rent” or “rental” means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

“Rentable Area” as used in this Lease shall mean rentable areas measured in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65-1996 or ANSI/BOMA Z65.1-2010, as selected by Landlord, except that the Rentable Area of the Leased Premises and Building set

forth in Sections 1.4 and 1.5, respectively, are deemed to be the Rentable Area of the Leased Premises and Building, which determinations shall be conclusive on the parties and not subject to measurement.

“Structural” as herein used shall mean any portion of the Leased Premises, Building or Common Areas of the Complex which provides bearing support to any other integral member of the Leased Premises, Building or Common Areas of the Complex such as, without limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, foundation, slabs and other load bearing members constructed by Landlord.

“Tenant Improvements” shall mean the Tenant Improvements, if any, as defined in Exhibit C attached hereto to be constructed pursuant to Exhibit C attached hereto.

ARTICLE 3     PREMISES AND COMMON AREAS

3.1 Demising Clause. Landlord hereby leases to Tenant, and Tenant hires from Landlord the Leased Premises, consisting of the approximate square footage listed in Section 1.4 of the Salient Lease Terms, which the parties agree shall be deemed the actual square footage of Rentable Area.

3.2 Reservation. Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Building and Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building or Common Areas of the Complex and/or the address or name of the Building without the consent of Tenant, provided that such changes do not materially and unreasonably impair the access to or permitted use of the Leased Premises or the parking facilities.

3.3 Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Landlord represents to its actual knowledge as of the date of this Lease that any covenants, conditions, restrictions and easements of record and encumbering the Complex as of the date of this Lease do not prohibit office use of the Leased Premises. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (hereinafter the “restrictions”). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

3.4 Common Areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(a) Common Areas Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time to do the following, provided that such does not materially and unreasonably impair access to or the permitted use of the Leased Premises or the parking facilities:

(1) To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Leased Premises remains available;

(3) To designate other land outside the boundaries of the Building to be a part of the Common Areas;

(4) To add additional improvements to the Common Areas;

(5) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or Complex, or any portion thereof;

(6) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

(b) Common Area Maintenance. Landlord shall maintain the Common Areas (subject to reimbursement pursuant to this Lease) in good condition comparable to that of other similar class office buildings in the vicinity of the Building in South San Francisco, California, establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease.

(c) Parking. Tenant is allocated and shall have the non-exclusive and non-preferential right on an unassigned and unreserved basis to use not more than the number of parking spaces specified in Section 1.17 hereof (the “Parking Spaces”) for use by Tenant and Tenant’s Parties (hereinafter defined), during the Term of this Lease. The location of the Parking Spaces may be designated from time to time by Landlord. At no time, may Tenant or any of Tenant’s Parties use more than the number of Parking Spaces specified above.

(1) General Procedures. The Parking Spaces initially will not be separately identified; however Landlord reserves the right in its sole and absolute discretion to separately identify by signs or other markings the area where Tenant’s Parking Spaces will be located. Landlord shall have no obligation to monitor the use of the parking area, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person except to the extent caused or arising out of the gross negligence of Landlord. Said Parking Spaces shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or small pick-up trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time and uniformly applied to all similarly situated tenants to the extent Landlord has such right in its other leases with such tenants. Tenant shall not at any time use more parking spaces than the number allocated to Tenant or park vehicles or the vehicles of others in any portion of the Complex designated by Landlord as exclusive parking area for others. Tenant shall be responsible for and breach or violation by Tenant’s Parties of the parking regulations and requirements in this Lease. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) temporarily parked for loading and unloading in a location designated by Landlord and otherwise in a manner which does not interfere with the businesses of other occupants of the Complex, and (ii) permitted to remain on the Complex only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any law to limit or control parking in the Complex, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord may close off or restrict access to the parking areas from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease. Tenant shall use all reasonable efforts to ensure that Tenant’s employees and visitors also comply with such rules and regulations.

(2) Identification. Tenant shall furnish Landlord with a list of its employees’ vehicle license numbers within fifteen (15) days after taking possession of the Leased Premises and thereafter shall notify Landlord of any changes within five (5) days after request by Landlord. Landlord also reserves the right to implement a system requiring that all employees of Tenant attach a parking sticker or parking permit to their vehicles.

(3) Remedies. Tenant acknowledges and agrees that a breach of the parking provisions by Tenant or any of Tenant’s Parties may seriously interfere with Landlord’s operation of the Complex and with the rights or occupancy by other tenants of the Complex. Accordingly, Landlord may suffer damages that are not readily ascertainable. Therefore, if Tenant or any of Tenant’s Parties use more than the number of allocated Parking Spaces, or park other than as designated by Landlord for the Parking Spaces, or otherwise fail to comply with any of the foregoing provisions, then Landlord, in addition to any other rights or remedies available at law or in equity or under the Lease, may charge Tenant, as liquidated damages, Twenty-Five Dollars ($25.00) per day for each violation during a calendar year after Tenant has been previously notified on two or more occasions during such calendar of a violation, or for each violation that is not cured within one day’s notice of such violation, and Tenant shall pay such charge within ten (10) days after request by Landlord. Each vehicle parked in violation of the foregoing provisions shall be deemed a separate violation. In addition, Landlord may immobilize and/or tow from the Complex any vehicle parked in violation hereof, and/or attach violation stickers or notices to such vehicle. The cost to remove any such vehicle shall be paid by Tenant within ten (10) days after request by Landlord. Landlord reserves the right in its sole and absolution discretion to have the parking areas operated by a third party and Tenant shall comply with the rules and regulations of such parking operator.

3.5 Temporary Space. At the request of Tenant, the parties have agreed that Tenant shall lease and occupy on a temporary basis approximately 2,256 square feet of Rentable Area in Suite 370 of the Building (the “Temporary Space”), as generally outlined in Exhibit B-1 attached hereto. Accordingly, Landlord leases to Tenant and Tenant leases from Landlord the Temporary Space for a term commencing on the date that Tenant takes possession of the Temporary Space (the “Temporary Space Commencement Date”) and expiring on the Commencement Date (the “Temporary Space Term”). The Temporary Space shall be available to Tenant within two (2) business days after the date this Lease is fully executed and Tenant delivers to Landlord the first month’s advance rent as required under Section 5.2, the Letter of Credit (or cash Security Deposit pending delivery of the Letter of Credit), certificates of insurance satisfactory to Landlord evidencing the insurance required to be carried by Tenant under this Lease. The lease of the Temporary Space shall be subject to all other terms and provisions of this Lease, except as provided in this Section 3.5. During the Temporary Space Term and as applicable to the lease of the Temporary Space, all references in this Lease to the Leased Premises shall mean the Temporary Space. Prior to occupying or using all or any portion of the Temporary Space, Tenant shall deliver to Landlord the certificates of insurance required under this Lease.

(a) Rent and Utility Costs for Temporary Space. During the Temporary Space Term, Tenant shall not be obligated to pay Minimum Monthly Rent or Operating Costs for the Temporary Space.

However, Tenant shall pay for costs for usage of the HVAC outside of the Climate Control Hours (as defined in Section 11.1) for the Temporary Space. Tenant shall make such payment to Landlord within fifteen (15) days after request by Landlord each month. Tenant shall be responsible for arranging and paying for all of its telephone and telecommunication services for the Temporary Space.

(b) Condition of Temporary Space. Tenant shall accept possession of the Temporary Space in its current “AS IS” condition, without the construction or installation by Landlord of any improvements, furnishings or equipment of any kind, except that Landlord shall clean the carpets if the Temporary Space is in Suite 370, without any allowances, credits or free rent and without any representation or warranty, expressed or implied, by Landlord or any of its agents concerning the condition or suitability of the Temporary Space. Any work and allowance including, without limitation, Landlord’s Allowance, to be performed or provided by Landlord in connection with the lease of the Leased Premises will not be applicable for the lease of the Temporary Space. In addition, Landlord shall relocate the existing furniture in Suite 275 at the Building to the Temporary Space for Tenant’s use during the Temporary Space Term. Tenant shall pay for the cost to relocate such furniture within ten (10) days after request by Landlord. Landlord makes no representation or warranty whatsoever with respect to the condition of such furniture or its suitability for Tenant’s use, such use to be on an “as-is” basis. Tenant shall be responsible for any damage to such personal property caused by Tenant or any of its employees, agents or contractors. Such furniture shall remain the property of Landlord.

(c) No Alterations. Tenant shall not construct any improvements or alterations in the Temporary Space, except for the installation of telephone and electrical lines and other minor work, all of which shall be subject to the prior written consent of Landlord and otherwise in compliance with the requirements of this Lease for the construction of alterations in the Leased Premises. The cost to construct any improvements or alterations by Tenant in the Temporary Space shall be paid by Tenant.

(d) Surrender of Temporary Space. Tenant shall vacate and surrender possession of the Temporary Space by the end of the Temporary Space Term, with time being of the essence, in broom clean condition, with all repairs and maintenance that would be required for surrender of the Leased Premises completed and with all of Tenant’s furniture, trade fixtures, equipment and other personal property removed. Tenant acknowledges that Landlord is marketing the Temporary Space for lease by others. In reliance upon Tenant’s agreement to vacate and surrender possession of the Temporary Space on time, Landlord may enter into other commitments affecting the Temporary Space and may incur significant expenses in connection therewith, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of improvements. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and actual and consequential damages suffered by Landlord, shall be included in measuring Landlord’s damages should Tenant fail to vacate and surrender possession on time.

(e) Temporary Space Holdover. Notwithstanding the foregoing, if Tenant does not vacate and surrender possession of the Temporary Space by the end of the Temporary Space Term (as the same may be extended as provided above), Tenant shall pay monthly base rent for the Temporary Space equal to at a monthly rate of $6,091.20 ($2.70 per square foot of Rentable Area in the Temporary Space) for the first thirty days and thereafter at the holdover rate of $9,136.80 per month; provided nothing in this Lease shall be deemed to grant Tenant any right to holder over in the Temporary Space beyond the end of the Temporary Space Term or delay the Commencement Date or the date by which Tenant must commence paying Rent for the Leased Premises.

3.6 Representations and Warranties Regarding Premises. Landlord hereby represents and warrants to its actual knowledge as of the date of this Lease the following to Tenant:

(a) Title; No Possessory Interests. Landlord owns fee simple title to the Complex subject to all matters of record. There are no covenants, conditions, easements or restrictions of record that prohibit office use of the Leased Premises in the Building. The Leased Premises are vacant and are not subject to any possessory right other than the rights granted to Tenant pursuant to this Lease.

(b) Water Tight. The Leased Premises (including without limitation the roof and windows of the Leased Premises) do not contain any leaks.

(c) Systems. The existing Building’s base plumbing, fire sprinkler system, lighting, electrical system, air conditioning, heating, serving the Leased Premises, other than those constructed by Tenant, are in good condition and repair as of the Effective Date or will be as of the Commencement Date.

(d) No Violations. As of the Effective Date, Landlord does not have notice of any existing violations of any applicable laws regarding the existing condition of the Building or Common Areas as of the date hereof, as such laws are applied and interpreted by the applicable governmental authority as of the date of this Lease.

ARTICLE 4     TERM AND POSSESSION

4.1 Commencement Date. The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.8 hereof (which includes as set forth in Section 1.8 any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).

4.2 Delivery of Leased Premises; Acknowledgment of Commencement.

(a) Delivery Conditions. Landlord shall satisfy each of the following conditions (collectively, the “Delivery Conditions”):

(1) Landlord shall have delivered the Leased Premises to Tenant vacant and free of any other possessory rights; and

(2) Landlord shall have substantially completed the Landlord’s Work (as defined in Section 4.5 below) and the Tenant Improvements pursuant to the Exhibit C to this Lease, unless Tenant accepts possession prior to the date of substantial completion of such work; provided, however, if there is any delay in substantially completing Landlord’s Work or the Tenant Improvements, then Landlord’s Work and the Tenant Improvements shall be deemed the date such work or improvements would have been substantially completed (or Substantially Completed for the Tenant Improvements) but for any Tenant Delays (as defined in Exhibit C).

(b) Within thirty (30) days after delivery of the Leased Premises to Tenant, Tenant and Landlord shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit D, and by this reference it shall be incorporated herein. The failure or delay by Landlord to request such acknowledgment or the failure or delay by Tenant in executing and delivery such acknowledgement shall not delay or extend the Commencement Date.

(c) For purposes of determining the Commencement Date under Section 1.7 of this Lease, the words “take possession” or “accept possession” of the Leased Premises or words of similar import do not pertain to access during the Early Access Period, and refer solely to the actual occupancy of some or all of the Leased Premises by Tenant and the commencement of Tenant’s business activities from the Leased Premises.

4.3 Landlord’s Work and Pre-Term Possession. Landlord will allow Tenant to have access to the Leased Premises prior to the estimated date of completion of Landlord’s Work. The period of time prior to the Commencement Date during which Tenant may have early access and use of the Leased Premises under this Section 4.3 shall be referred to herein as the “Early Access Period.” Tenant agrees that it shall not in any way interfere with the progress of Landlord’s Work or the Tenant Improvements by such access. Should such access prove an impediment to the progress of Landlord’s Work or Tenant Improvements, in Landlord’s judgment,

Landlord may demand that Tenant forthwith vacate the Leased Premises until such time as Landlord’s Work and Tenant Improvements are complete, and Tenant shall immediately comply with this demand. During the Early Access Period, Tenant shall comply with all terms and conditions of this Lease during the course of any Early Access Period, except for the payment of Rent. As a condition to entering the Leased Premises during the Early Occupancy Period, Tenant shall provide Landlord with certificates of insurance that Tenant is required to provide Landlord during the Term of this Lease.

4.4 Delay. If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant by the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but in that event, there shall be no accrual of Rent for the period between the Estimated Commencement Date and the Commencement Date, except if the delay is due to a Tenant Delay.

4.5 Condition of the Space and Landlord’s Work. Tenant acknowledges it is leasing the Leased Premises in its AS IS condition without the construction of any improvements or the grant of any allowances other than the Tenant Improvements in accordance with Exhibit C and Landlord’s Work described in below. Landlord shall complete the following work in the Leased Premises (collectively, “Landlord’s Work”):

(a) installation of a demising wall to separate the Leased Premises from the adjacent space, which demising wall shall be sheet-rocked and taped, but not painted on the side facing the Leased Premises;

(b) removal of the existing furniture, trade fixtures and equipment from the Leased Premises, except for the furniture in the conference room and lateral files in Suite 275, as soon as is commercially reasonable after the date this Lease is fully executed by the parties; and

(c) to the extent any existing window coverings are worn or broken, Landlord shall replace such worn or broken window coverings with new or like new comparable window coverings existing in the Leased Premises; and

(d) installation of standard building signage and hardware for exit stairwells and doors.

Landlord’s Work shall be completed at Landlord’s sole cost and expense. Landlord shall complete Landlord’s Work as soon as is commercially reasonable after the date this Lease is fully executed by the parties. Landlord shall also construct the Tenant Improvements in accordance with Exhibit C to this Lease.

Within thirty (30) days following the later of the Commencement Date or the date that Tenant takes possession of the Leased Premises, Tenant may provide Landlord for its review and approval with a punch list which sets forth any corrective work to be performed by Landlord with respect to Landlord’s Work and/or the Tenant Improvements; provided, however, that Tenant’s obligation to pay Rent and other sums under this Lease shall not be affected thereby. Landlord shall cause the contractor to complete the punch list items within thirty (30) days after Tenant’s and Landlord’s approval of the list of punch list items. If, however, any punch list items cannot reasonably be completed within the thirty (30) day period for any reason beyond Landlord’s reasonable control, Landlord shall promptly commence the completion of such punch list items and shall thereafter diligently prosecute the completion thereof. If Tenant fails to submit a punch list to Landlord within such thirty (30) day period, Tenant agrees that by taking possession of the Leased Premises it will conclusively be deemed to have inspected the Leased Premises and found the Leased Premises in satisfactory condition, with all work required of Landlord completed. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Leased Premises, Building or Common Areas of the Complex, or with respect to the suitability of them to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Leased Premises, Building or Common Areas of the Complex, except as specifically provided in this Lease and the exhibits hereto.

4.6 Failure to Take Possession. Tenant’s inability or failure to take possession of the Leased Premises when delivery is tendered by Landlord shall not delay the Commencement Date of the Lease or Tenant’s obligation to pay Rent.

ARTICLE 5     MINIMUM MONTHLY RENT

5.1 Payment. Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “Minimum Monthly Rent” for the Leased Premises the amount specified in Section 1.9 hereof, payable in advance on the first day of each month during the Term of the Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2) shall be in lawful money of the United States, and payable, except as otherwise expressly set forth in this Lease, without deduction, offset, counterclaim, prior notice or demand.

5.2 Advance Rent. The first full month’s rent shall be paid by Tenant to Landlord upon the execution of this Lease as advance rent, provided, however, that such amount shall be held by Landlord as an additional “Security Deposit” pursuant to this Lease until it is applied by Landlord to the first Minimum Monthly Rent due hereunder.

ARTICLE 6     ADDITIONAL RENT

6.1 Personal Property, Gross Receipts, Leasing Taxes. This section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or Common Areas of the Complex which are to be allocated among various tenants and others. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Term. On demand by Landlord, Tenant shall furnish Landlord with reasonably satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within ten (10) days after demand from Landlord.

6.2 Operating Costs, Taxes and Insurance.

(a) Base Year Increases. If the Operating Costs or Taxes for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs and Taxes; or (ii) as if the Building were at least ninety-five (95%) leased and occupied for the whole of such Lease Year, are more than the applicable Base Year Costs for Base Operating Costs and Base Taxes as set forth in section 1.10 (which Base Year Costs shall be calculated separately for each such category of Base Year Costs), unless Landlord and Tenant have agreed in writing to include all Base Year Costs without such separate allocation), Tenant shall pay to Landlord its Proportionate Share of any such increase in Operating Costs and/or Taxes, as the case may be, as additional Rent as hereinafter provided.

(b) Partial Year. If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (utilizing a thirty (30) day month, three hundred sixty (360) day year).

6.3 Method of Payment. Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:

(a) Estimated Monthly. Prior to the commencement of each calendar year, or as soon thereafter as is commercially reasonable, Landlord shall deliver to Tenant a statement showing Landlord’s reasonable estimate of the Operating Costs for each calendar year, and Tenant’s Proportionate Share thereof. During the Term, Tenant shall pay to Landlord monthly in advance with its payment of Minimum Monthly Rent, one-

twelfth (l/12th) of the amount of such additional Rent as is so estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the fiscal year, Landlord determines that Operating Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the estimated Operating Costs and/or Taxes for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant will have paid to Landlord Tenant’s Proportionate Share of the such revised expenses for such year.

(b) Annual Reconciliation. Annually, within one hundred fifty (150) days after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement (the “Annual Statement”), which statement shall be conclusive between the parties hereto, setting forth (1) the Operating Costs and Taxes for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Proportionate Share of Operating Costs and Taxes attributable to any Lease Year which are first billed to Tenant more than two (2) calendar years after the expiration of the applicable Lease Year.

(c) Adjustment. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent within thirty (30) days after written demand therefor the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year, the amount of such excess will be applied by Landlord to the next succeeding installments of Rent due hereunder; and if the Term has expired and there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within thirty (30) days of the last day of the Term or earlier expiration or termination of this Lease, to the extent not used to pay for any sum due from Tenant under this Lease.

6.4 Inspection. If Operating Costs and Taxes have increased in any Lease Year by more than five percent (5%) of the applicable amounts in the prior year (the “Increased Threshold”), then Tenant shall have the right as provided in this Section and at its own expense to inspect and copy (at Tenant’s expense) the books and records of Landlord pertaining to Operating Costs and Taxes once in any calendar year by any employee of Tenant or by a certified public accountant licensed in the State of California and mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method). Tenant’s right to inspect such books and records is conditioned upon Tenant first paying Landlord the full amount billed by Landlord. If the Increased Threshold has been met, then Tenant shall have the right after notice to Landlord within one hundred eighty (180) days after receipt of the Annual Statement of Tenant’s desire to inspect the books and records of Landlord pertaining to the year covered by such Annual Statement and the Base Year, except that the records for the Base Year will only be available for the first inspection undertaken by Tenant under this Section. Such inspection of records shall be done at the offices of Landlord or its property manager, and Tenant shall only have access to the books and records of Landlord pertaining solely to the Operating Costs and Taxes for the calendar year covered in such Annual Statement. All expenses of the inspection shall be borne by Tenant and must be completed within fifteen (15) days after Landlord notifies Tenant that such records are available for inspection. If Tenant’s inspection reveals a discrepancy in the comparative Annual Statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Operating Costs or Taxes payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days. If the inspection by the CPA Firm shows that the actual applicable amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Operating Costs and/or Taxes owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Operating Costs, Insurance Costs or Taxes by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm.

Tenant acknowledges and agrees that any information revealed in the above described inspection may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s employees or accountants. Tenant shall not in any manner disclose, provide or make available any information revealed by the inspection to any person or entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion.

ARTICLE 7     ACCORD AND SATISFACTION

7.1 Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

ARTICLE 8     SECURITY DEPOSIT OR LETTER OF CREDIT

8.1 Security Deposit - Payment on Lease Execution. If Landlord elects in its sole and absolute discretion to permit Tenant to deposit cash for a Security Deposit in lieu of a Letter of Credit, then Tenant shall pay Landlord the cash amount of the Security Deposit within ten (10) days after written notice from Landlord that cash Security Deposit may be provided in lieu of the Letter of Credit. This sum is designated as a Security Deposit and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord’s option the last assignee, if any, of Tenant’s interest hereunder), said sum not being earned by Tenant until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord’s separate property, Landlord shall not be required to (1) keep said deposit separate from his general accounts, or (2) pay interest, or other increment for its use. If Tenant fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant’s obligation to restore or clean the Leased Premises following vacation thereof, Tenant, at Landlord’s election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Landlord for the payment of any rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Tenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Leased Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 8.1, Tenant shall within ten (10) days after written demand therefor pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant’s failure to so do shall be a material breach of this Lease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

If Tenant is unable to obtain the Letter of Credit at time of execution of this Lease, Tenant shall pay to Landlord cash in the amount of the Security Deposit pending delivery of the Letter of Credit. Landlord shall refund such cash Security Deposit to Tenant within fifteen (15) days after receipt of the Letter of Credit in the form and content required in Section 8.2 and all subsections thereof.

8.2 Letter of Credit. Within twenty one (21) days after the date that this Lease is fully executed, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or that Landlord reasonably estimates it may suffer) as a result of any breach, default or failure to perform by Tenant under this Lease, an irrevocable and unconditional negotiable standby Letter of Credit (“Letter of Credit”), in the form as is acceptable to Landlord, payable at an office in the San Francisco Bay Area, California, running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association (an “Acceptable Issuing Bank”), in the amount of Security Deposit (the “Letter of Credit Amount”). Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit and any replacement Letter of Credit. The bank issuing the Letter of Credit (the “Bank”) shall be subject to Landlord’s prior written approval, which approval shall not be withheld by Landlord if the proposed Bank is an Acceptable Issuing Bank. If an Acceptable Issuing Bank is declared insolvent or taken over by the Federal Deposit Insurance Corporation or any governmental agency for any reason or does not meet the standards to be approved an Acceptable Issuing Bank, Tenant shall deliver a replacement Letter of Credit from another Bank approved by Landlord that meets the standards for an Acceptable Issuing Bank within the earlier of (i) thirty (30) days after notice from Landlord that the Bank does not meet the standard for an Acceptable Issuing Bank, or (ii) the date the Bank is declared insolvent or taken over for any reason by the Federal Deposit Insurance Corporation or any other governmental agency. In addition, the Letter of Credit shall expressly provide for the following:

(1) shall be “callable” at sight, irrevocable, and unconditional;

(2) shall be maintained in effect, whether through renewal or extension, for the period from the date of this Lease and continuing until the date (the “Letter of Credit Expiration Date”) that is one hundred twenty (120) days after the expiration of the Term (as the Term may be extended). The Letter of Credit may be for one year period, provided the Letter of Credit is automatically extended for not less than a one year period unless the issuing Bank provides written notice to Landlord not less than sixty (60) days prior to the then expiration date of the Letter of Credit that the issuing Bank will not renew or extend the Letter of Credit, in which case Tenant shall deliver to Landlord a replacement Letter of Credit not less than thirty (30) days prior to the scheduled expiration date of the then existing Letter of Credit held by Landlord without any action whatsoever on the part of Landlord;

(3) shall be fully assignable by Landlord, its successors, and assignees of its interest in the Leased Premises;

(4) shall permit partial draws and multiple presentations and drawings; and

(5) shall be otherwise subject to the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce Publication No. 600 (UCP600), or the International Standby Practices-ISP 98, International Chamber of Commerce Publication No. 590 (1998).

(a) Transfers. The Letter of Credit shall also provide that Landlord, its successors, and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person, or entity, provided such transferee is the assignee of the Landlord’s rights and interests in and to this Lease and expressly assumes the same and Landlord’s obligations under the Lease, or to any lender providing financing to Landlord. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and Landlord shall then (provided such transferee assumes all of Landlord’s obligations under this Lease), be released by Tenant from all liability therefor, and it is agreed that the provisions of this Section shall apply to every transfer or assignment of the whole or any portion of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall execute and submit to the Bank such applications, documents, and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection with any such transfer.

(b) Restoration. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days after the drawdown by Landlord and notice thereof to Tenant, take such actions as are required to restore the Letter of Credit Amount, which may include providing a replacement Letter of Credit for the full Letter of Credit Amount, provided such additional Letter(s) of Credit or replacement Letter of Credit comply with the applicable requirements of Section 8.2 and all subsections thereof of this Lease. If Tenant fails to comply with this requirement, such failure shall be deemed a rent default under Section 24.1(a) of this Lease, provided that if Landlord is prevented from delivering a notice of default to Tenant or otherwise declaring a default by Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the Bankruptcy Code, then no such notice or declaration of default and cure period shall be required for a rent default under Section 24.1(a) of this Lease.

(c) Renewals. Tenant covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part of it and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal of the letter of credit (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than forty-five (45) days before the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as required in Section 8.2 above through the Letter of Credit Expiration Date on the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in Section 8.2 above, Landlord shall have the right to present the Letter of Credit to the Bank to draw on the Letter of Credit, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall be deemed held by Landlord as security in accordance with applicable laws, but need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within sixty (60) days after the expiration of the Term of this Lease the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease, or not used to pay for any losses and damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if before the Letter of Credit Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(d) Draws. Tenant acknowledges and agrees that Landlord is entering into this Lease in material reliance on the ability of Landlord to draw on the Letter of Credit on the occurrence of any breach, default or failure to perform on the part of Tenant under this Lease. If Tenant shall breach or fail to perform any provision of this Lease or otherwise be in default under this Lease, Landlord may, but without obligation to do so, and without notice to Tenant, draw on the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default and to which Landlord is entitled under this Lease, including any damages that accrue upon termination of the Lease under the Lease and/or Section 1951.2 of the California Civil Code or any similar provision. The use, application, or retention of any proceeds of the Letter of Credit, or any portion of it, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, following a draw properly made by Landlord of any portion of the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing on such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (1) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (2) Tenant is not a third party beneficiary of such contract; (3) Tenant has no property interest whatsoever in the Letter of Credit; and (4) if Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the Letter of Credit by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

In addition, Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable:

(i) Landlord states that such amount is due to Landlord under the terms and conditions of this Lease, provided that if Landlord is prevented from delivering a notice of default to Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the Bankruptcy Code (hereinafter defined), then no such notice and cure period shall be required;

(ii) Tenant has filed a voluntary petition under any chapter of the U.S. Bankruptcy Code or any similar state law (collectively, the “Bankruptcy Code”);

(iii) Tenant has assigned any or all of its assets to creditors in accordance with any federal or state laws;

(iv) an involuntary petition has been filed against Tenant or any guarantor of Tenant’s obligations under this Lease under any chapter of the Bankruptcy Code, which petition is not dismissed within sixty (60) days after the date it is filed; provided, however, that if Tenant is still operating its business in the Leased Premises and this Lease has not been terminated, Landlord may draw upon the Letter of Credit only to the extent such amount is due Landlord under the terms of this Lease or the guaranty of this Lease; or

(v) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date; or

(vi) the Bank does not meet the standard for an Acceptable Issuing Bank and Tenant has not delivered a replacement Letter of Credit form an Acceptable Issuing Bank within the earlier of (i) thirty (30) days after notice from Landlord that the Bank does not meet the standard for an Acceptable Issuing Bank, or (ii) the date the Bank is declared insolvent or taken over for any reason by the Federal Deposit Insurance Corporation or any other governmental agency.

(e) Replacement. Tenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit:

(1) Becomes effective at least 30 days before expiration of the Letter of Credit that it replaces;

(2) Is in the applicable Letter of Credit Amount;

(3) Is issued by an Acceptable Issuing Bank or a Bank otherwise acceptable to Landlord in its sole discretion; and

(r) Otherwise complies with the requirements of Section 8.2 and all subsections thereof.

(f) Not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal of it or any proceeds applied by Landlord as provided in this Lease be (1) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (2) subject to the terms of Section 1950.7, or (3) intended to serve as a “security deposit” within the meaning of Section 1950.7. Landlord and Tenant (1) agree that Section 1950.7 and any and all other laws, rules, and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy to the Letter of Credit, and (2) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws.

8.3 Reduction. The amount of the Security Deposit or Letter of Credit, as the case may be, shall be reduced (i) by $50,000.00 after the end of the fourth (4th) year following the Commencement Date leaving a remaining Security Deposit or Letter of Credit of $100,000.00, and (ii) by $50,000.00 after the end of the fifth (5th) year following the Commencement Date leaving a remaining Security Deposit of $50,000.00; provided that in each case a default or breach by Tenant of any provision of the Lease does not then exist at the time of such reduction. If a default or breach does exist at the time of such reduction, then such reduction shall occur when such default or breach is cured. If Tenant is entitled to a reduction of the Security Deposit or Letter of Credit, Tenant shall provide written notice of such request to Landlord and if Tenant has met the requirements for a reduction, then Landlord will either refund the applicable amount of the reduction to Tenant if Landlord is holding a cash Security Deposit, or cooperate with Tenant, at Tenant’s expense, to either exchange the Letter of Credit for a new Letter of Credit in the reduced amount or accept an amendment to the Letter of Credit for the reduced amount. Tenant shall pay all costs and fees to the issuing Bank to issue a new Letter of Credit in the reduced amount or to amend the then existing Letter of Credit.

ARTICLE 9     USE

9.1 Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.12 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Leased Premises in any manner that will unreasonably disturb any other tenant in the Building or Complex, or unreasonably obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or annoy them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building) or otherwise constitute a nuisance. Tenant shall not do, permit or suffer in, on, or about the Leased Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained.

9.2 Safes, Heavy Equipment. Tenant shall not place a load upon any floor of the Leased Premises which exceeds fifty (50) pounds per square foot live load. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant’s sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.

9.3 Machinery. Business machines and mechanical equipment belonging to Tenant other than ordinary and customary office equipment which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party’s expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.

9.4 Waste or Nuisance. Tenant shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance which could be reasonably expected to disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

9.5 Access. Tenant shall have access every day to the Leased Premises twenty-four hours a day, seven days a week, subject to any security requirements and regulations that may be in effect at the time. Tenant acknowledges and agrees that it shall use the card-key or other system currently in place for entry into the Building and into the Leased Premises.

ARTICLE 10     COMPLIANCE WITH LAWS AND REGULATIONS

10.1 Compliance Obligations. Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the interior and interior of the entrance to the Leased Premises, and shall faithfully observe in the use or occupancy of the Leased Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Laws” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant’s obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant’s particular use of the Leased Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

Notwithstanding the foregoing, Tenant shall not be required to make any capital improvements to the Structural portions of the Building, or to any base building HVAC, plumbing or electrical systems, or to any aspect of the Building or Complex which it is Landlord’s obligation to maintain under this Lease, or to comply with any such laws, except if such work is required due to Tenant’s particular use or change in use, any non-standard office alterations made by Tenant, or any non-standard office improvements included as part of the Tenant Improvements (each a “Tenant Activity”).

Landlord shall comply with such laws as the same pertain to the Common Areas of the Complex and the Building, other than the Leased Premises, except in respect of those matters in the Leased Premises for which Landlord is responsible in this Lease and those aspects of the Building or Complex which it is Landlord’s obligation to maintain, repair and replace under this Lease, and the cost such work shall be included in Operating Costs to the extent permitted under this Lease; provided, however, that any such work within the Leased Premises shall be done at Tenant’s sole cost and expense if such work is then required to be done due to any Tenant Activity.

10.2 Condition of Leased Premises. Subject to the completion of Landlord’s Work, the performance by Landlord of all of its obligations under this Lease and any representations or warranties of Landlord expressly set forth in this Lease, Tenant hereby accepts the Leased Premises in the condition existing as of the date of occupancy and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter.

10.3 Hazardous Materials.

(a) Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

(b) Environmental Laws. In addition to the laws referred to in section 10.3(a) above, the term “Environmental Laws” shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., and California Health and Safety Code Section 25100 et seq., and 25300 et seq., California Water Code, Section 13020 et seq., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(c) Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Leased Premises (individually and collectively, “Hazardous Use”) except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant’s business in the Leased Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Leased Premises by Tenant or any of its directors, officers, employees, shareholders, partners, agents or contractors (collectively, “Tenant’s Parties”), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.

(d) Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws.

(e) Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Leased Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant if Tenant is in breach of Section 10.3 of this Lease. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.

10.4 Tenant’s Indemnity. Tenant shall indemnify, hold harmless and defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use on, about or from the Leased Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Leased Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. Tenant’s indemnity under this Section 10.4 will not be applicable for any Losses due to (i) a release of any Hazardous Material by Landlord or any of its employees, agents or contractors, or (ii) a release of any Hazardous Material by any other party other than Tenant or any of Tenant’s Parties.

ARTICLE 11     SERVICE AND EQUIPMENT

11.1 Climate Control. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) to the Leased Premises from 8:00 a.m. to 6:00 p.m. (the “Climate Control Hours”) on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control. If Tenant desires HVAC service outside of the Climate Control Hours, Tenant shall provide not less eight (8) hours prior notice (which must be given during normal business hours Monday through Friday, holidays excluded) to Landlord requesting such service. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant’s request shall be at Tenant’s sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time, such rates to be consistent with those charged in comparable office buildings in the South San Francisco Area. Upon request, Landlord shall advise Tenant of the then current rate schedule. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control.

11.2 Elevator Service. Landlord shall provide elevator service twenty-four hours a day, seven days a week.

11.3 Cleaning Public Areas. Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building and Common Areas and maintain the same in good condition.

11.4 Refuse Disposal. Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office.

11.5 Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and Leased Premises five days a week (which is currently scheduled for Monday through Friday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located.

11.6 Special Cleaning Service. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “Special Cleaning Service”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord’s charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to section 11.5 above:

(a) The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;

(b) The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;

(c) The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;

(d) The cleaning and maintenance in areas of special security; and

(e) The provision of consumable supplies for private toilet rooms.

11.7 Electrical. During the Term of this Lease, there shall be available to the Leased Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building to provide sufficient power for normal lighting and office use, including personal computers, servers, wireless routers, copy machines and other standard and customary office equipment; provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as reasonably determined by Landlord, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Leased Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord’s reasonable discretion. Landlord shall notify Tenant if Tenant is using electrical current or capacity in excess of that usually furnished or supplied for general office use in the Lease Premises and Tenant shall have a period of five (5) days after receipt of such notice to discontinue such excess usage of electricity. If Tenant desires to have electrical current in excess of that usually furnished or supplied for use of the Leased Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord’s sole and absolute discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Leased Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any such meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such excess electrical current consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the amount specified in said estimate, as the case may be, plus any additional expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.

11.8 Water. Water shall be made available to the Leased Premises for drinking, lavatory and office kitchen purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes, as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant’s sole cost and expense, in such event Landlord may also install a water meter and thereby measure Tenant’s water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when bill are rendered.

11.9 Lavatory. Lavatories shall be made available on the floor of the Building where the Leased Premises is located for the use of Tenant Parties and Tenant’s invitees, in a manner consistent with that of other similar office buildings in South San Francisco.

11.10 Interruptions. It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Leased Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, if electrical service to the Leased Premises is discontinued for three (3) consecutive business (3) days after Landlord receipt of written notice of such interruption and such interruption is caused solely by the negligence or willful misconduct of Landlord or any of its agents, employees or contractors and not as a result of any act of omission of Tenant or the utility company providing such service and as a result Tenant is unable to use the Leased Premises or applicable portion thereof, then, Rent shall abate for the period beginning on the day immediately following such three (3) business-day period and ending on the day such interruption ends.

11.12 Conservation. Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Building. Landlord may reduce the utilities supplied to the Leased Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program.

11.11 Excess Usage. In addition to Tenant’s Proportionate Share of Operating Costs, Tenant shall pay for (the “Excess Utility Costs”) (i) all utility costs (including, without limitation, electricity, water and/or natural gas) attributable to any HVAC or other cooling system located in the Leased Premises or that provides service to Tenant’s server room, data center or other areas with special equipment or for special use, and (ii) all utility costs consumed at the Leased Premises in excess of normal office use (such as by way of example only, extended hours of operation, heavier use of duplicating, computer, telecommunications or other equipment in excess of the normal use for general office uses, or a density of workers in excess of the normal density for general office uses). Tenant shall pay for such Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord. Such billing shall be determined in good faith by Landlord based on separate meters, submeters or other measuring devices (such as an eamon demon device) to measure consumption of such utilities at the Leased Premises or otherwise based on a commercially reasonable allocation given Tenant’s use of the Leased Premises. The charge for such excess use may include a reasonable charge for increased wear and tear on existing equipment caused by Tenant’s excess consumption. Tenant shall pay, as additional rent, for the Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord, and if requested by Landlord, Tenant shall pay for Excess Utility Costs, as additional rent, on an estimated basis in advance on the first day of each month, subject to an annual reconciliation of such Excess Utility Costs.

ARTICLE 12     ALTERATIONS

12.1 Consent of Landlord; Ownership. Except to the extent included as part of Landlord’s Work or the initial Tenant Improvements, Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Leased Premises by the Building’s telecommunication design (individually, an “alteration” and collectively, “alterations”) to the Leased Premises, or any part thereof, without the written consent of Landlord first had and obtained. Subject to Section 12.4 below, any alterations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Notwithstanding the foregoing Landlord’s consent shall not be required for an alteration to the interior of the Leased Premises that complies with the following requirements: (a) is cosmetic in nature such as painting, (b) does not affect the roof or any area outside of the Leased Premises or require work inside the walls or above the ceiling of the Leased Premises; (c) does not affect the structural parts of the Building or electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Leased Premises, or the sprinkler or other life safety system; and (d) costs less than $15,000.00 individually or in the aggregate for all of such Alterations during a calendar year (herein referred to as “Minor Alteration”). Tenant shall provide Landlord with prior written notice of any Minor Alteration that requires a building permit. Tenant shall, at the expiration or earlier termination of this Lease, remove its furniture, trade fixtures fixtures and equipment and repair any damage to the Leased Premises caused as result.

12.2 Requirements. Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:

(a) All alterations shall be at the sole cost and expense of Tenant;

(b) Prior to commencement of any work of alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “Plans”), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;

(c) Following approval of the Plans by Landlord, Tenant shall give Landlord at least five (5) days’ prior written notice of any commencement of work in the Leased Premises so that Landlord may post notices of non-responsibility in or upon the Leased Premises as provided by law;

(d) No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;

(e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

(f) Tenant must obtain the prior written approval from Landlord for Tenant’s contractors before the commencement of any work. Tenant’s contractor for any work shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers’ compensation.

(g) As a condition of approval of an alteration the reasonably anticipated cost of which is in excess of $25,000, Landlord may require performance and labor and materialmen’s payment bonds issued by a surety approved by Landlord, in a sum equal to the cost of the alterations guarantying the completion of the alteration free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary;

(h) The alteration must be performed in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex.

12.3 Liens. Tenant shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Leased Premises, Building or the Complex as a result of a claim arising through Tenant and not removed within ten 10) days, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord, after five (5) days prior written notice to Tenant, may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as additional rent, with the next due rental.

12.4 Restoration. Tenant shall return the Leased Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. At the time Tenant requests Landlord’s consent to the construction or installation of any alteration, Tenant may also request in writing whether Landlord will require all or portions of such alteration to be removed by Tenant at the expiration or earlier termination of this Lease and Landlord shall advise Tenant at the time it provides its consent (if consent is granted by Landlord) whether all or any part of such alteration must be removed. If Tenant does not make such request at the time it seeks Landlord’s consent, then Tenant shall ascertain from Landlord at least thirty (30) days prior to the termination of this Lease, whether Landlord desires such alteration, or any part thereof, removed and the affected portion of the Leased Premises restored to its condition prior to the making of permitted alteration, and if Landlord shall so desire, then Tenant shall forthwith restore said Leased Premises or the designated portions thereof, as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Leased Premises caused by the removal of any alteration or any of Tenant’s trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.

ARTICLE 13     PROPERTY INSURANCE

13.1 Use of Leased Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Leased Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of “All Risk” fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

13.2 Personal Property Insurance. Tenant shall maintain in full force and effect on alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Leased Premises a policy or policies providing protection against any peril included within the classification “All Risk” to the extent of one hundred percent (100%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than FIVE THOUSAND DOLLARS ($5,000.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance (except as a loss payee with respect to any alterations affixed to the Leased Premises or other leasehold improvements made to the Leased Premises), and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises. All insurance specified in this Section 13.2 to be maintained by Tenant shall be maintained by Tenant at its sole cost.

ARTICLE 14     INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

14.1 Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

14.2 Waiver of Subrogation. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss covered by their respective property insurance or property insurance required to be maintained pursuant to this Lease. Each policy of property insurance which Tenant obtains for the Leased Premises, and which Landlord obtains for the Complex, shall include a clause or endorsement denying the insurer any right of subrogation against the other party thereto to the extent that rights have been waived by the insured party prior to the occurrence of injury or loss.

14.3 Form of Policy. Tenant’s policies of insurance required hereunder shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

14.4 Indemnity. Tenant shall protect, indemnify and hold Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them (the “Landlord Entities”) (except to the extent arising out of the gross negligence or willful misconduct of any of the Landlord Entities) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Leased Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any of Tenant’s agents, contractors, employees or licensees (collectively, the “Tenant Entities”) to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Leased Premises or from transactions of the Tenant concerning the Leased Premises; or (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Leased Premises or its occupancy. Landlord shall protect, indemnify and hold Tenant and the Tenant Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) arising from the gross negligence or willful misconduct of Landlord or any of the Landlord Entities in, on or about the Complex, except to the extent caused by the negligence or willful misconduct of the Tenant Entities. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant hereto are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease or under any insurance required of Tenant under this Lease where Landlord is named or required to be named as an additional insured, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

14.5 Waiver of Claims. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and injury to Tenant, its agents, employees, invitees or third persons, in, upon or about the Leased Premises, Building or Complex from any cause arising at any time, including breach of the provisions of this Lease, the failure to provide security or Landlord’s negligence in connection therewith, or the negligence of the parties hereto, except to the extent such damages or injury are caused by the gross negligence or willful actions of Landlord, its agents, officers and employees.

14.6 References. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.

ARTICLE 15     LIABILITY AND OTHER INSURANCE

15.1 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Tenant and protecting Landlord and the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence with a TWO MILLION DOLLAR ($2,000,000.00) annual aggregate. Landlord, the Landlord Entities and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease to the extent insurable. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every year, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as required by Landlord.

15.2 Workers’ Compensation Insurance. Tenant shall carry Workers’ Compensation insurance as required by law, including an employers’ liability endorsement.

15.3 Other Insurance. Tenant shall keep in force throughout the Term: (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Employers Liability with limits of $1,000,000 each accident; (c) Business Interruption Insurance for 100% of the six (6) months actual loss sustained, and (d) Excess Liability in the amount of $5,000,000. In addition, whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Leased Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

15.4 Landlord’s Insurance. In addition to any other insurance Landlord elects to maintain, Landlord shall keep in full force and effect during the Lease Term,: (i) “All Risk” or “Special Causes of Loss” property insurance for the full replacement cost of the Building (excluding costs for footings and excavation and costs for Tenant’s alterations, equipment, trade fixtures, inventory, fixtures or personal property) and with such deductibles as are commercially reasonable for comparable office buildings in the South San Francisco area owned by other institutional owners of comparable property; and (ii) commercial general liability insurance with a liability limit in such amount as Landlord deems appropriate and with such deductibles as determined by Landlord in its sole and absolute discretion. At Landlord’s option, such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other properties. Such insurance shall be issued in the names of Landlord and its lender (if required), as their interests appear, and shall be for the sole benefit of such parties and under their sole control.

ARTICLE 16     INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS

16.1 General Requirements. All insurance policies required to be carried by Tenant (except Tenant’s business personal property insurance) hereunder shall conform to the following requirements:

(a) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the term as follows: Policyholders’ rating of A-; financial rating of not less than VII;

(b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;

(c) The policy shall be in a form and include such endorsements as are acceptable to Landlord;

(d) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least fifteen (15) days prior to the expiration of each policy;

(e) Each policy shall require that Landlord be notified in writing by the insurer prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

16.2 Tenant’s Insurance Defaults. If Tenant fails to obtain any insurance required of it under the terms of this Lease, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within ten (10) days of receipt of the billing therefor by Tenant.

ARTICLE 17     FORFEITURE OF PROPERTY

17.1 Removal of Personal Property. Tenant agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Landlord, by way of default or otherwise, it shall remove all of its personal property. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Leased Premises to a prospective Tenant.

ARTICLE 18     MAINTENANCE AND REPAIRS

18.1 Landlord’s Obligations. Landlord shall repair, replace and maintain in good operating order (i) the external and Structural parts of the Building, (ii) the Common Areas of the Complex, and (iii) the roof and exterior walls and windows of the Building, (iv) the Building’s curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts),(v) exterior Complex signage (but not tenant signage), (vi) stairwells, elevator cabs, and plazas, (vii) all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Leased Premises, excluding any supplemental HVAC installed by or for Tenant and Tenant’s trade fixtures and equipment, (viii) janitor and equipment closets and shafts within the Leased Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such certain of such repairs, maintenance and replacement may be included in Operating Costs as to the extent provided elsewhere in this Lease.

18.2 Tenant’s Obligations. To the extent not Landlord’s responsibility under Section 18.1, Tenant shall repair the Leased Premises, including without limiting the generality of the foregoing, all alterations made by Tenant in the Leased Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Landlord may enter and view the state of repair in accordance with Section 22.1 and Tenant will repair in a good and workmanlike manner according to notice in writing.

18.3 Waiver. Tenant waives all rights it may have under law to make repairs at Landlord’s expense.

ARTICLE 19     DESTRUCTION

19.1 Rights of Termination. In the event the Building suffers (a) an “uninsured property loss” (as hereinafter defined) or (b) a property loss which Landlord’s contractor estimates cannot be repaired within one hundred eighty (180) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease as of the date of the damage within twenty (20) days of written notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred eighty (180) day period. In the event of a property loss to the Leased Premises which cannot be repaired within one hundred eighty (180) days of the occurrence thereof, Tenant shall also have the right to terminate the Lease by written notice to Landlord within twenty (20) days following notice from Landlord that the time for restoration will exceed such time period. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to terminate this Lease if the casualty or other loss or damage was caused by the gross negligence or intentional misconduct of Tenant or any Tenant Entity or a party related to Tenant. For purposes of this Lease, the term “uninsured property loss” shall mean any loss arising from a peril not covered by the standard form of “All Risk” property insurance policy.

19.2 Repairs. In the event of a property loss which may be repaired within one hundred eighty (180) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 19.1 above, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Building and the Leased Premises to as near the condition as existed prior to the property loss as practicable; provided, however, that if the repairs and restoration are not in fact substantially completed within such one hundred eighty (180) day period, subject to delays caused by Tenant or its employees, contractors or agents and delays beyond the reasonable control of Landlord (the “Restoration Period”), then Tenant shall also have the right to terminate the Lease by written notice to Landlord within twenty (20) days following the earlier of (a) notice from Landlord that the repairs and restoration will take longer than the Restoration Period, or (b) the expiration of the Restoration Period if the repairs and restoration has not been substantially completed by such expiration. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Leased Premises by, or belonging to, Tenant. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Rent following the property loss and until the time the Leased Premises are restored and Tenant has had a reasonable period, not to exceed thirty (30) days, to complete the installation of Tenant’s furniture, fixtures, and equipment and any other work reasonably necessary to ready the Leased Premises for the operation of Tenant’s business and to move into the Leased Premises. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Leased Premises bears to the total square footage of the Leased Premises. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord’s obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof. Notwithstanding anything to the contrary contained in this Lease, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building and/or Complex requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

19.3 Repair Costs. The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy, not to exceed $10,000.00 in any instance, if the damage was caused by Tenant or any of its employees, agents or contractors, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises.

19.4 Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.

19.5 Landlord’s Election. In the event that the Complex or Building is destroyed to the extent of not less than fifty percent (50%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or Building shall terminate this Lease.

19.6 Damage Near End of Term. If at any time during the last twelve (12) months of the term of this Lease there occurs a property loss to the Leased Premises and, in Landlord’s reasonable judgment, repairs cannot reasonably be completed within the period that is the lesser of (A) one hundred twenty (120) days after the date of discovery of the damage, and (B) one-half of the then remaining Term, Landlord and Tenant each shall have the independent right to terminate the Lease by written notice delivered to Tenant within thirty (30) days after such occurrence.

ARTICLE 20     CONDEMNATION

20.1 Definitions.

(a) “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b) “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

(c) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(d) “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

20.2 Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

20.3 Partial Taking; Common Areas.

(a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 20% or more of the total number of square feet in the Leased Premises is taken or access to the Leased Premises is materially impaired.

(b) If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises or parking, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.

(c) If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

20.4 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving notice to the other party (the “Nonterminating Party”) within thirty (30) days after the nature and extent of the taking have been finally determined (the “Decision Period”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking, and Tenant’s Proportionate Share shall be reduced accordingly.

20.5 Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

20.6 Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority: Tenant’s trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all awards in respect of the real property, including the bonus value of the leasehold.

ARTICLE 21     ASSIGNMENT AND SUBLETTING

21.1 Intentionally Deleted.

21.2 “Transfer of the Leased Premises” Defined. Except for transfers described in section 21.5 hereof, the terms “Transfer of the Leased Premises” or “Transfer” as used herein shall include the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:

(a) An assignment of all or any part this Lease or subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Leased Premises.

(b) If Tenant is a partnership, limited liability company or other entity other than (i) a corporation described in Section 21.1(c) below, or (ii) a publically traded corporation:

(1) A change in ownership effected voluntarily, involuntarily, or by operation of law of fifty percent (50%) or more of the partners or members or fifty percent (50%) or more in the aggregate of the partnership or membership interests, whether in a single transaction or series of transactions over a period of time; or

(2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3) The dissolution of the partnership or limited liability company without its immediate reconstitution.

(c) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):

(1) The sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant or more in the aggregate, whether in a single transaction or series of transactions over a period of time;

(2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3) The dissolution, merger, consolidation, or other reorganization of Tenant.

21.3 No Transfer Without Consent. Except for a Transfer described in Section 21.5 hereof, Tenant shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Any Transfer of the Leased Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Leased Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

21.4 When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(a) The financial strength of the proposed transferee at the time of the proposed Transfer is not reasonably sufficient to satisfy its obligations under the Lease;

(b) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the Complex would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

(c) A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord;

(d) The existence of any default by Tenant under any provision of this Lease;

(e) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant’s business is subject and would require additional work or improvements to the Complex;

(f) the proposed Transferee is a governmental agency or unit, a non-profit or charitable entity or organization or an existing tenant in the Complex;

(g) Landlord otherwise determines that the proposed Transfer would have the effect of increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

(h) the Transfer occurs during the time period between the Commencement Date and the date that at least ninety-five percent (95%) of the rentable square feet of the Building is leased; or

(i) the portion of the Leased Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress.

21.5 Affiliated Transfer. Notwithstanding the foregoing, Landlord’s consent is not required for any Transfer to an Affiliate, as defined below, as long as the following conditions are met:

(a) At least ten (10) business days before the Transfer, Landlord receives from Tenant written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee);

(b) The Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease;

(c) If the Transfer is an assignment, Transferee assumes in writing all of Tenant’s obligations under this Lease relating to the Leased Premises; and

(d) The Transferor and Transferee have a combined tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant (“Net Worth”), at least equal to Tenant’s Net Worth immediately before the Transfer.

For purposes hereof, the term “Affiliate” means any entity that controls, is controlled by, or is under common control with Tenant. The term “control” means the ability to direct, directly or indirectly, the management decisions and policies of such person or entity.

21.6 Procedure for Obtaining Consent. In the event Tenant desires to sublet, or permit such occupancy of, the Leased Premises, or any portion thereof, or assign this Lease, and the proposed transaction requires Landlord’s consent hereunder, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Landlord shall notify Tenant, within twenty (20) days after Landlord receives from Tenant request for consent to a transfer, together with the required documentation, whether or not Landlord consents to such Transfer. If Landlord does not respond within such twenty day period, Tenant may send a second written notice to Landlord requesting such consent. to such transfer, and the failure of Landlord to respond to such second written request within ten (10) days after receipt of such second request shall be deemed an approval of such requested Transfer. With respect to a Transfer requiring Landlord’s consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee and the following additional information:

(a) The past two years’ Federal Income Tax returns of the proposed transferee (or in the alternative the past two years’ audited annual Balance Sheets and Profit and Loss statements or certified correct by a Certified Public Accountant);

(b) Banking references of the proposed transferee;

(c) A resume of the business background and experience of the proposed transferee; and

(d) such other information and such other information as may reasonably be reasonably requested by Landlord.

21.7 Recapture. By written notice to Tenant (the “Termination Notice”) within thirty (30) days following submission to Landlord by Tenant of the information specified in section 21.6, Landlord may terminate this Lease in the event of an assignment of this Lease or sublet of all or substantially all of the Leased Premises. Landlord’s right to recapture under this Section 21.7 shall not be applicable to any Transfer to an Affiliate under Section 21.5.

21.8 Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Leased Premises would be unreasonable.

21.9 Effect of Transfer. If Landlord consents to a Transfer and does not elect to recapture as provided in section 21.7, the following conditions shall apply:

(a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

(b) Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of all rent, additional rent or other consideration payable by such transferee in connection with the Transfer in excess of the Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Leased Premises is transferred, after deducting all reasonable expenses actually incurred by Tenant in connection therewith for (i) any changes, alterations and improvements to the Leased Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, and (iii) any legal fees incurred in connection with the Transfer. The amount so derived shall be paid with Tenant’s payment of Minimum Monthly Rent.

(c) No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be consent to any Transfer of the Leased Premises.

(d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.

(e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.

21.10 Costs. Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted, not to exceed $2,500.00.

ARTICLE 22     ENTRY BY LESSOR

22.1 Rights of Landlord. Tenant shall permit Landlord and Landlord’s agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Leased Premises and such party’s agents to enter the Leased Premises at all reasonable times, provided that such occurs during regular business hours (except for repairs and maintenance normally performed outside of regular business hours such as janitorial service) and provided that such are accompanied by a representative of Tenant, except for repairs and maintenance normally performed outside of regular business hours such as janitorial service, for the purpose (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, and (e) placing upon the Building and in any areas outside the Building any usual or ordinary “for sale” or “for lease” signs and showing the space to prospective purchasers, investors, lenders and during the last nine (9) months of the Term, tenants, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned. This Section in no way affects the maintenance obligations of the parties hereto. Landlord shall provide at least 24 hours prior notice of such entry, except that no notice shall be required to perform normal and customary repairs and maintenance. Such notice may be communicated verbally and no such notice shall be required in an emergency; provided, however, that even in the event of an emergency, Landlord shall use reasonable efforts to notify Tenant of the entry as soon as is practicable.

ARTICLE 23     SIGNS

23.1 Approval, Installation and Maintenance. Tenant shall not place on the Leased Premises or on the Building or Common Areas of the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Landlord’s prior written consent, which Landlord reserves the right to withhold for any aesthetic or other reason in its sole and absolute discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant’s expense.

23.2 Lobby and Suite Signage. Landlord will include Tenant’s name in the directory of the lobby in the Building containing the Leased Premises, and Landlord will pay for the initial cost to include Tenant’s name in such directory to the extent a directory exists. Any changes to Tenant’s name or its listing in such directory shall be at Tenant’s expense. At its expense, Landlord will also install a sign identifying Tenant’s name next to the main entrance door to the Lease Premises, which sign will be consistent with the Landlord’s standard suite signage for such purposes. Any change to such sign shall be at Tenant’s sole cost and expense.

ARTICLE 24     DEFAULT

24.1 Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Payment. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder after five (5) days prior written notice and opportunity to cure; provided, however, that such notice and cure period shall be in lieu of and not in addition to any three day notice to pay or quit under Section 1161, et. seq. of the California Code of Civil Procedure;

(b) Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the thirty (30) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such thirty (30) day period, commence to cure and thereafter diligently prosecute the same to completion. Notwithstanding the foregoing, any default by Tenant to comply with the terms and conditions contained in Article 15 (Liability Insurance), Article 16 (Insurance Policy Requirements and Insurance Defaults), Article 32 (Estoppel Certificates) and/or Section 33.25 (Financial Statements and Credit Reports) within five (5) days after written notice thereof by Landlord to Tenant after the expiration of any notice and cure period set forth therein shall be an immediate default without benefit of notice or opportunity to cure; or

(c) Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation.

ARTICLE 25     REMEDIES UPON DEFAULT

25.1 Termination and Damages. In the event of any default by Tenant, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

25.2 Definition. As used in subsections 25.1(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 25.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

25.3 Intentionally Deleted.

25.4 Recovery of Rent; Reletting.

(a) If Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises ; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(d) Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

25.5 No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder.

25.6 Curing Defaults. Should Tenant fail to repair, maintain, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Tenant reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed thirty (30) days, to remedy the failure, Landlord may perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within ten (10) days of receiving a bill therefor from Landlord.

25.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

25.8 Default By Landlord. Landlord shall not be in default or breach in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within the shorter of the time for Landlord’s performance as provided in this Lease, a reasonable time for such performance and thirty (30) days after the receipt of written notice thereof by or on behalf of Tenant; provided, however, that if the nature of Landlord’s default (other than a monetary default) is such that more than thirty (30) days (or shorter period as may be provided in this Lease) are required for its cure, then it shall not be deemed to be a default or breach under this Lease by Landlord if Landlord commences such cure within said thirty (30) day period (or shorter period as may be provided in this Lease) and thereafter diligently and continuously prosecutes such cure to completion.

ARTICLE 26     BANKRUPTCY

26.1 Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as “a bankruptcy event”), then the following provisions shall apply:

(a) Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession (“debtor”) shall either expressly assume or reject this Lease within the earlier of one hundred twenty (120) days following the filing of a petition in bankruptcy or entry of an “Order for Relief” or such earlier period of time provided by law.

(b) Cure. In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

(c) Adequate Assurance. For the purposes of paragraph 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

(1) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Leased Premises is paid;

(2) written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach;

(d) Landlord’s Obligation. Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(e) Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

(f) Fair Value. Landlord shall be entitled to the fair market value for the Leased Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

(g) Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

ARTICLE 27     SURRENDER OF LEASE

27.1 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

ARTICLE 28     LANDLORD’S EXCULPATION

28.1 Limited Liability. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building and any insurance and condemnation proceed related thereto. The obligations of Landlord shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents. Notwithstanding anything to the contrary contained in this Lease, neither Tenant nor Landlord will be liable for, and each hereby releases the other from all liability for, loss of, injury to, or interference with, the other’s business, including, without limitation, loss of profits and special and exemplary damages, however occurring, other than those damages incurred by Landlord in connection with a holdover of the Leased Premises by Tenant after the expiration or earlier termination of this Lease which might sometimes be referred to as a business loss and other than Landlord’s right to Rent as provided in Article 25.

ARTICLE 29     ATTORNEYS’ FEES

29.1 Attorneys’ Fees. In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all costs and expenses, including without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The “prevailing party” means the party determined by the court or arbitrator (if the parties elected to use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

ARTICLE 30     NOTICES

30.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or overnight by Fed Ex or reputable courier which provides written evidence of delivery or other means of confirmation of delivery (such as computer confirmation by Fed Ex), or by facsimile with facsimile confirmation that the notice was sent, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.

30.2 Effective Date. Any such notice, demand or request (“notice”) shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery or by fax to the party at its address or fax number as aforesaid shall be deemed given on the day on which delivery is made or the fax is sent, respectively. Notice given overnight by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

30.3 Authorization to Receive. Each person and/or entity whose signature is affixed to this Lease as Tenant or as guarantor of Tenant’s obligations (“obligor”) designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

ARTICLE 31     SUBORDINATION AND FINANCING PROVISIONS

31.1 Priority of Encumbrances. This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

Landlord has informed Tenant that the Complex is encumbered by an existing deed of trust (“Existing Deed of Trust”). At Tenant’s sole cost and expense, Landlord shall request the beneficiary (or its servicer) of the Existing Deed of Trust that encumbers the Complex as of the date hereof to issue such beneficiary’s standard subordination, non-disturbance and attornment agreement (“SNDA”). Landlord shall only make the request and follow the procedure required by the beneficiary of the Existing Deed of Trust, but it shall not require Landlord to incur any cost, expense or liability to obtain such SNDA, including the payment of any administrative processing or legal fee that may be charged the such beneficiary and the fee for such lender’s outside legal counsel to prepare such document. Tenant shall be responsible for payment of any fees, costs and charges, including fees for such lender’s legal counsel. Obtaining the SNDA is not a condition precedent or subsequent to this Lease. The failure of such beneficiary to issue its SNDA shall not be a breach or default by Landlord nor relieve Tenant of any of its obligations under the Lease.

31.2 Execution of Documents. Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender.

31.3 Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord’s interest in the Leased Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, attorn to and recognize as its landlord and become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease or without the execution of any further instrument by Tenant, provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), provided that as successor landlord it shall be obligated to cure any continuing default of the prior landlord of which it has received prior written notice and shall be liable for acts or omissions accruing or arising after such successor’s succession to the position of landlord and commencement of control and management of the Property, (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest.

31.4 Notice and Right to Cure Default. Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been expressly notified, in writing, of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease or within a reasonable period of time after Landlord’s receipt of such notice of such failure if no specific period of time is provided in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 32     ESTOPPEL CERTIFICATES

32.1 Execution by Tenant. Within ten (10) days after receipt of written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including without limitation, that to the extent of Tenant’s knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month’s rent has been paid in advance; (v) Tenant has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder; and (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord. Any such estoppel certificate may be relied upon by Landlord, any lender and any prospective purchaser of the Building or Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by Tenant giving Landlord all rights and remedies under this Lease.

32.2 Financial Statements and Credit Reports. At Landlord’s request and if Tenant is not a publically traded corporation with financial statements readily available to the public online, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

ARTICLE 33     MISCELLANEOUS PROVISIONS

33.1 Effect of Waiver. The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of the Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of the Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.

33.2 Holding Over. Tenant shall pay Landlord for each day Tenant retains possession of the Leased Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be one Hundred fifty Percent (150%) of the Minimum Monthly Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and Insurance then required to be paid hereunder, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Section 33.2 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Leased Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this section shall apply.

33.3 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

33.4 Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

33.5 Release of Landlord. If, during the term of this Lease, Landlord shall sell its interest in the Building or Complex of which the Leased Premises form a part, or the Leased Premises, then in the event that the purchaser thereof expressly assumes the same, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease from and after the effective date of the sale or conveyance, except those already accrued.

33.6 Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations to the extent they are uniformly applied to similarly situated tenants of the Building, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or Complex; provided, however, that Landlord shall use commercially reasonable efforts to enforce the same against other similarly situated tenants to the extent Landlord has such right under the applicable leases with such other tenants, but Landlord shall not be required to terminate any lease or commence any litigation with any other tenant in connection therewith.

33.7 Intentionally Deleted.

33.8 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of such rent or other charge as a late charge (provided, however, Landlord shall not charge Tenant a late charge for the first (1st) late payment made during any twelve (12) month period). The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord

33.9 Interest. Any amount owed by Tenant to Landlord which is not paid within fifteen (15) days when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

33.10 Authorization to Execute. If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

33.11 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

33.12 Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

33.13 Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

33.14 Payments. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

33.15 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

33.16 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

33.17 Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

33.18 Intentionally Deleted.

33.19 Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

33.20 Survival of Obligations. All obligations of Tenant which may accrue or arise during the term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

33.21 Real Estate Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Lease so as to cause the other party to be responsible for the payment of a brokerage commission, except for the Broker(s) identified in Article 1. Landlord shall pay any brokerage commissions owing by Landlord to Tenant’s Broker in connection with the transaction contemplated by this Lease pursuant to a separate written agreement with Tenant’s Broker. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Lease.

33.22 Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2)

and 1933(4) with respect to the destruction of the Leased Premises; Civil Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

33.23 Quiet Enjoyment. So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under the Lease and otherwise performs all of its obligations in the Lease, Tenant shall have the right to possession and quiet enjoyment of the Leased Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of the Lease. Landlord represents and warrants that it has the full right and power to execute and perform this Lease and to grant the estate demised herein.

33.24 Representation. Neither Tenant nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Tenant or of any such partner, manager, member or shareholder (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

33.25 Counterparts. This Lease may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Lease. Executed counterparts of this Lease exchanged by facsimile transmission or other electronic means shall be fully enforceable.

[the balance of this page has been intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD:			TENANT:

DWF III GATEWAY, LLC, a Delaware limited liability company			PUMA BIOTECHNOLOGY, INC., a Delaware corporation

By:	Divco West Real Estate Services, Inc.,		By:	/s/ Charles R. Eyler
	A Delaware corporation		Name:	Charles R. Eyler
	Its Agent		Its:	Senior Vice President, Finance

	By:	/s/ James Teng
	Name:	James Teng
	Its:	Managing Director

EXHIBIT A – LEGAL DESCRIPTION OF THE LAND

The land referred to herein is situated in the State of California, County of San Mateo, City of South San Francisco, and described as follows:

PARCEL ONE:

Being a portion of Parcel 4 as said Parcel is shown on Parcel Map 98-082 filed for Record on June 9, 1999 in Book 71 of Parcel Maps at pages 55 through 57, San Mateo County Records, more particularly described as follows:

Beginning at the Northeasterly corner of said Parcel 4, said corner being a point on the Westerly right of way line of Broadway Boulevard, 94 feet in width, as said Boulevard is shown on said map; Thence leaving said Westerly right of way line, along the general Northerly line of said Parcel 4, the following four courses:

1) Westerly along the arc of a 682.00 foot radius curve to the left, the center of which curve bears South 4° 15’ 39” East, through a central angle of 27° 44’ 47” , an arc distance of 330.27 feet to a point of compound curvature;

2) Southwesterly along the arc of a 270.00 foot radius, tangent curve to the left, through a central angle of 27° 18’ 10” , an arc distance of 128.66 feet to a point of compound curvature;

3) Southerly along the arc of a 130.00 foot radius tangent curve to the left, through a central Angle of 51° 02’ 48” , an arc distance of 115.82 feet; and

4) South 88° 16’ 54” West, 121.98 feet;

Thence leaving said general Northerly line, South 38° 42’ 41” West, 223.44 feet to the general Southwesterly line of said Parcel 4; Thence along said general Southwesterly line, the following three courses:

1) South 51° 17’ 19” East, 317.15 feet;

2) South 38° 42’ 41” West, 262.50 feet; and

3) South 51° 17’ 19” East, 145.00 feet to the Southerly corner of said Parcel 4, said corner being a point on the aforementioned westerly right of way line of Broadway Boulevard; Thence along said Westerly right of way line of Broadway Boulevard, the following seven courses:

1) North 38° 42’ 41” East, 72.64 feet;

2) North 13° 42’ 41” East, 5.92 feet;

3) North 38° 41’ 41” East, 100.00 feet;

4) North 63° 42’ 41” East, 5.92 feet;

5) North 38° 42’ 41” East, 337.77 feet;

6) Northeasterly and Northerly along the arc of a 703.00 foot radius tangent curve to the left, through a central angle of 41° 18’ 40” , an arc distance of 506.87 feet; and

7) North 2° 35’ 59” West, 98.30 feet to the point of beginning. Being known as New Parcel A on Lot Line Adjustment No. 18, recorded March 3, 2000, Document No. 2000-025801.

PARCEL TWO:

Easements, over, across and upon all of that certain real property pursuant to the Declaration of Reciprocal Easements dated as of April 22, 1999 and recorded June 10, 1999, as Instrument No. 99101219 and described as follows:

Parcels 1, 2 and 3, as designated on the Map entitled, “ PARCEL MAP 98-082 OF THE LANDS OF HMS BROADWAY OFFICE, L.P.” , which map was filed in the office of the Recorder of the County of San Mateo, State of California on June 9, 1999 in Book 71 of Parcel Maps, at pages 55 through 57.

1

PARCEL THREE:

Easements, over, across and upon all of that certain real property pursuant to the Declaration of Reciprocal Easements dated as of April 22, 1999 and recorded June 10, 1999, as Instrument No. 99101219 and described as follows:

Parcels A, B, and C as shown on the map of Parcel Map 99-095 filed June 26, 2000, Book 72 of Parcel Maps, pages 90 and 91, San Mateo County Records.

PARCEL FOUR:

Easements, over, across and upon all of that certain real property pursuant to the Declaration of Reciprocal Easements dated June 1, 2000, as Instrument No. 2000-077496 and described as follows:

Parcels A, B and C as shown on the map of Parcel Map 99-095 filed June 26, 2000, Book 72 of Parcel Maps, pages 90 and 91, San Mateo County Records.

APN’ s: 015-024-290

015-024-360

JPN’ s: 107 027 000 22 thru 23 T 015-024-3 10

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EXHIBIT B – OUTLINE OF THE LEASED PREMISES

Exhibit B is intended only to show the general layout of the Leased Premises as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Leased Premises.

EXHIBIT B-1 – OUTLINE OF THE TEMPORARY SPACE

Exhibit B is intended only to show the general layout of the Temporary Space. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Temporary Space.

EXHIBIT C – WORK LETTER FOR TENANT IMPROVEMENTS

This Exhibit C forms a part of that certain Office Lease (the “Lease”) by and between DWF III Gateway, LLC, a Delaware limited liability company, as Landlord, and Puma Biotechnology, Inc., a Delaware corporation, as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements (hereinafter defined), this Exhibit shall govern.

1. Defined Terms. All defined terms referred to in this Exhibit shall have the same meaning as defined in the certain Lease, except where expressly defined to the contrary.

2. Construction of the Tenant Improvements. Landlord shall construct the Tenant Improvements in accordance with this exhibit and the construction contract to be executed by Landlord and its contractor(s). The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant.

3. Additional Definitions. Each of the following terms shall have the following meaning:

“Construction Budget”- A estimate of the Construction Costs for the Tenant Improvements prepared by Landlord after or in connection with the preparation of the Construction Plans.

“Construction Costs”- All costs and expenses approved by Landlord to construct the Tenant Improvements, including all fees and expenses for:

(1) architects, engineers and consultants in the preparation of the Preliminary Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of such plans for the Tenant Improvements, and for processing governmental applications and applications for payment, observing construction of the work;

(2) surveys, reports, environmental and other tests and investigations of the site and any improvements thereon;

(3) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen, including, without limitation, charges for a job superintendent and project representative;

(4) the furnishing and installation of all heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Leased Premises, including costs of meter and key control for after-hour usage, if required by Landlord;

(5) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Leased Premises, including costs of meter;

(6) all window and floor coverings in the Leased Premises, including, without limitation, all treatment and preparatory work required for the installation of floor coverings over the concrete or other structural floor;

(7) all fire and life safety control systems , such as fire walls, wiring and accessories installed within the Building;

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(8) all plumbing, fixtures, pipes and accessories installed within the Building;

(9) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and approvals and plan checks) required for the work in the Building;

(10) supervision and administration expense, including the Construction Management Fee (hereinafter defined) payable to Landlord’s agent and property manager and/or representative;

(11) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

(12) all costs and expenses incurred to comply with all Applicable Laws of any governmental authority for any work at the Project in order to construct the Tenant Improvements.

The term Construction Costs under this Exhibit shall not include (i) any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates, or (ii) the cost any of Tenant’s furniture, artifacts, trade fixtures, telephone and computer systems and related facilities, or equipment. Any fees or costs referred to in clauses (i) or (ii) above shall be paid by Tenant without resort to Landlord’s Allowance.

“Construction Plans” - The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion, and in all respects shall be in substantial compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located.

“Force Majeure Delays” - Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Estimated Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. The time for performance of any obligation of Landlord to construct Landlord’s Work under this Work Letter or the Lease shall be extended at Landlord’s election by the period of any delay caused by any of the foregoing events. Landlord shall notify Tenant of any Force Majeure Delay within five (5) days after Landlord’s receipt of notice from Landlord’s contractor of the Force Majeure Delay or when Landlord otherwise has received actual knowledge of the Force Majeure Delay; provided, however, that if Landlord does not notify Tenant of the Force Majeure Delay within such five (5) day period, then the Force Majeure Delay shall not be deemed to have commenced until Landlord notifies Tenant of the Force Majeure Delay.

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Landlord’s Allowance: A total amount equal to $191,200.00 to be paid by Landlord for the Construction Costs for the Tenant Improvements as provided in this Exhibit, except that Tenant may use up to $5,000.00 of Landlord’s Allowance, if available after payment of all Construction Costs, to pay for Moving Costs. Any unused portion of Landlord’s Allowance shall remain the property of Landlord, and Tenant shall have no interest in said funds.

Moving Costs: The actual costs and expenses incurred by Tenant for third party vendors to move Tenant and its business operations to the Leased Premises.

“Substantial Completion,” “Substantially Complete,” “Substantially Completed” - The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the Landlord’s Work (as defined in the Lease) and the Tenant Improvements have been Substantially Completed in accordance with the Construction Plans except “punch list” items which may be completed without materially impairing Tenant’s use of substantially all the Leased Premises and Tenant has been tendered continuous and uninterrupted access to the Premises.

“Space Plan” - That certain Space Plan prepared by Huntsman Architectural Group, number 12023.00 SK-2, a copy of which is attached hereto as Exhibit C-1. Landlord shall be entitled to rely upon all plans, drawings and information supplied by or for Tenant. Tenant hereby approves of the Space Plan. The depiction of cubicles, modules, furniture and equipment in the Space Plan is for illustrative purposes only, but does not mean that such items exist and Landlord is not required to provide, install or construct any such items.

“Tenant Delay” - Any delay incurred by Landlord in the completion of the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond the applicable time period set forth in this Exhibit, if any; (ii) a delay in the performance of work in the Leased Premises by Tenant or any person employed by Tenant; (iii) any changes requested by Tenant in or to previously approved work or in the Construction Plans; (iv) requests for materials and finishes which are not readily available (provided that Tenant is notified of the same at or immediately after the time of such request), and/or delays in delivery of any materials specified by Tenant through change orders; (v) the failure of Tenant to pay as and when due under this Exhibit all Construction Costs and other costs and expenses to construct the Tenant Improvements in excess of Landlord’s Allowance; or (vi) interference by Tenant or any of Tenant’s Parties with the construction of the Tenant Improvements. Landlord shall notify Tenant of any Tenant Delay within five (5) business days after Landlord’s receipt of notice from Landlord’s contractor of the Tenant Delay or when Landlord otherwise has received actual knowledge of the Tenant Delay; provided, however, that if Landlord does not notify Tenant of the Tenant Delay within such five (5) business day period, then the Tenant Delay shall not be deemed to have commenced until Landlord notifies Tenant of the Tenant Delay.

“Tenant Improvements” - The improvements to be installed by Landlord in the Leased Premises substantially in accordance with the Construction Plans.

“Test Fit Allowance” Landlord shall provide Tenant with an allowance of $1,434.00 for payment of actually third party architect costs incurred and paid by Tenant for Tenant’s initial test fit planning in the Leased Premises. Any unused portion of the of the Test Fit Allowance shall remain the property of Landlord, and Tenant shall have no interest in said funds.

4. Preparation of Construction Plans. Landlord shall cause to be prepared Construction Plans for the construction of the Tenant Improvements and deliver the same to Tenant as soon as reasonably possible. Within five (5) days after receipt of the Construction Plans, Tenant shall notify Landlord in writing

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that (i) Tenant approved the Construction Plans, which approval shall not be unreasonably withheld, conditioned or delayed; or (ii) Tenant disapproves the Construction Plans because they vary from the Space Plan, which disapproval notice shall specify the same (including, without limitation, the specific changes requested by Tenant). The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such plans.

5. Approval of the Construction Budget. After approval of the Construction Plans by Landlord and Tenant as provided above, Landlord shall prepare the Construction Budget for the Construction Costs and shall deliver a copy of such Construction Budget to Tenant. The Construction Budget shall not be subject to the prior written approval of Tenant, unless the estimated Construction Costs exceed the amount of Landlord’s Allowance. If the Construction Budget reflects Construction Costs in excess of Landlord’s Allowance, it shall be subject to Tenant’s review and approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall notify Landlord in writing within five (5) days after receipt of the Construction Budget that (a) Tenant approves the Construction Budget, or (b) that Tenant disapproves of the Construction Budget because it varies from the Construction Plans or contains details or items not specifically addressed in the Construction Plans. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed an approval by Tenant.

6. Building Permits. After approval by Landlord and Tenant of the Construction Plans and Construction Budget as provided above, Landlord or its contractor shall submit the Construction Plans to the appropriate governmental body for plan checking and a building permit to the extent Landlord determines a permit is necessary or desirable. Landlord, with Tenant’s cooperation, shall cause to be made any change in the Construction Plans necessary to obtain the building permit and to the extent the aggregate amount of the Construction Costs exceeds the amount of Landlord’s Allowance, Tenant shall be responsible for such additional costs, notwithstanding the amount previously specified in the Construction Budget approved by Landlord and Tenant.

7. Changes. Any changes in the Construction Plans or Construction Budget, including, without limitation, any changes required by any applicable law, rule, regulation or ordinance, shall require the prior written consent of Landlord in its reasonable discretion. Any changes requested by Tenant and approved by Landlord shall be prepared by Landlord’s architect, engineer or contractor. The cost of such changes, including the cost to revise the Construction Plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be paid out of Landlord’s Allowance (only to the extent funds are available and not committed for payment of other Construction Costs). If such costs for changes exceed the Landlord’s Allowance, such excess costs shall be paid by Tenant, at its sole cost and expense, to Landlord within ten (10) days after Tenant’s receipt of notice from Landlord, together with reasonable supporting documents reflecting such increased costs. If Landlord does not receive such payment within said ten (10) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) discontinue all or any portion of the work until it receives said payment; (ii) proceed with the other work not affected by such change until such payment is received; (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof. The cost of a change order incurred as a result thereof shall be determined by Landlord’s architect, which determination shall be binding upon the parties.

8. Payment. Landlord shall pay for the Construction Costs for the Tenant Improvements, not to exceed the amount of Landlord’s Allowance. Tenant acknowledges and agrees that it shall be responsible for payment of all Construction Costs in excess of Landlord’s Allowance and shall pay to Landlord within thirty (30) days after request from Landlord the amount of such excess Construction Costs. Tenant may use up to

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$5,000.00 out of Landlord’s Allowance for payment of the Moving Costs to the extent such funds are available after Landlord has paid for all Construction Costs.

8.1 Moving Costs. If Tenant has elected to use up to $5,000.00 of Landlord’s Allowance for Moving Costs and such funds are available out of Landlord’s Allowance, then the payment of such portion of Landlord’s Allowance for the Moving Costs shall be made by Landlord within thirty (30) days after Landlord’s receipt of written request from Tenant, together with reasonable supporting documentation of such Moving Costs; provided that such funds have not already been advanced or allocated as part of the Landlord’s Allowance for the Tenant Improvements.

8.2 Test Fit Allowance. Landlord shall pay the Test Fit Allowance to Tenant within thirty (30) days after receipt by Landlord from Tenant of the actual third party architect’s costs incurred and paid by Tenant for Tenant’s initial test fit planning in the Leased Premises. Landlord shall only be required to pay up to the Test-Fit Allowance for such space planning by Tenant. Tenant shall be responsible for payment of all fees and charges in excess of the Test Fit Allowance for such initial test fit planning.

8.3 Construction Management Fee. Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Tenant Improvements. Such project management services shall be performed, at Tenant’s cost, for a fee (the “Construction Management Fee”) equal to four percent (4%) of the amount of the Construction Costs for the Tenant Improvements. Landlord shall be entitled to use the Landlord’s Allowance for payment of such Construction Management Fee on a monthly basis. If there are insufficient funds available in Landlord’s Allowance to pay for the Construction Management Fee, Tenant shall pay for the fee within ten (10) days after request by Landlord.

9. Tenant’s Representative. Tenant hereby authorizes Charles Eyler located at Puma Biotechnology, Inc., 10880 Wilshire Blvd., Suite 1250, Los Angeles, CA 90024, as Tenant’s representative to act on its behalf and represents its interests with respect to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

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EXHIBIT C-1 – SPACE PLAN

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EXHIBIT D – ACKNOWLEDGEMENT OF COMMENCEMENT DATE

This Acknowledgement of Commencement Date is dated as of                     , between DWF III Gateway LLC, a Delaware limited liability company (“Landlord”), and Puma Biotechnology, Inc., a Delaware corporation (“Tenant”), who entered into a lease dated for reference purposes as of             , 2012, covering certain premises located in Suite             of the building at 701 Gateway Boulevard, South San Francisco, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The parties to this document hereby agree that the date of                     , is the “Commencement Date” of the Term and that the initial Term expires             .

2. Tenant hereby confirms the following:

(a) That it has accepted possession of Leased Premises pursuant to the terms of the Lease; and

(b) That the Tenant Improvements and Landlord’s Work required to be furnished according to the Lease by Landlord in the Leased Premises have been Substantially Completed.

3. This agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

4. Each party represents and warrants to the other that it is duly authorized to enter into this Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

5. This document may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this document. Executed counterparts of this document exchanged by facsimile transmission or other electronic means shall be fully enforceable.

LANDLORD: DWF III GATEWAY, LLC, a Delaware limited liability company		TENANT: PUMA BIOTECHNOLOGY, INC., a Delaware corporation

By:	Divco West Real Estate Services, Inc.,	By:
	A Delaware corporation	Name:
	Its Agent	Its:

By:
Name:
Its:

EXHIBIT E – RULES AND REGULATIONS

All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit E.

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises.

2. No awning or other projection shall be attached to the outside walls or windows of the Building or Complex without the prior written consent of Landlord in its sole and absolute discretion. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises, without the prior written consent of Landlord in its sole and absolute discretion. Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion. All lighting fixtures hung in offices or spaces along the perimeter of the Leased Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Complex.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Complex, nor placed in public portions thereof without the prior written consent of Landlord.

6. The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweepings, rubbish, rags or other foreign substance of any kind shall be thrown into them.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building or Complex. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.

8. No animal or bird or bicycle or vehicle of any kind shall be brought into or kept in or about the Leased Premises, Building or Complex, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant.

9. Prior to leaving the Leased Premises for the day, Tenant shall extinguish all lights. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Leased Premises closed, for protecting the Leased Premises from theft, robbery, and pilferage.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or Complex, or neighboring buildings or premises, or those having business with them. Tenant shall not harass or annoy any occupant of the Building or Complex, including,

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without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Leased Premises, Building or Complex any flammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

Two keys will be furnished by Landlord for the Leased Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

If there is a card key or other form of keyless entry to the Building, Landlord shall provide Tenant as of the commencement of the Term of its lease with one keyless fobs for each 250 square feet of rentable space in such Tenant’s Leased Premises for access to the Building and elevator. All additional keyless cards or fobs requested by Tenant and any replacement for any lost or damaged keyless cards or fobs will be provided by Landlord at a cost established by Landlord from time to time for each additional or replaced keyless fob, as cost may be increased by Landlord from time to time.

13. No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., 12:00 p.m. and 1:00 p.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Leased Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

14. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Such hours are subject to change in

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Landlord’s sole and absolute discretion upon written from Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant. Landlord reserves the right to exclude or expel from the Building and Complex any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

16. When departing after the Building’s normal business hours, Tenant and Tenant’s employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant’s employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building’s normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

17. Tenant’s contractors shall, while in the Leased Premises, Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18. If the Leased Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Leased Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Tenant and Tenant’s employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant’s employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Leased Premises, Building or Complex. Canvassing, soliciting and peddling in the Building or Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.

21. No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord in its sole and absolute discretion. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air-conditioning system.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

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24. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Leased Premises, Building or Complex.

25. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

26. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens or coffee makers shall be permitted. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Leased Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

27. Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.

28. Tenant shall store all trash and garbage within the interior of the Leased Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

29. Tenant shall comply with requests by Landlord that Tenant inform Tenant’s employees of items of importance to Landlord.

30. Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Leased Premises without first obtaining Landlord’s approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord’s consent. The location of telephones, call boxes, and other office equipment affixed to the Leased Premises shall be subject to Landlord’s prior approval

31. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s sole and absolute discretion, may be necessary for:

(a) The management, safety, care, and cleanliness of the Leased Premises, Building or Complex;

(b) The preservation of good order; or

(c) The convenience of other occupants and tenants in the Building or Complex.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or Complex.

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EXHIBIT F – OPTION TO EXTEND

This Exhibit F (this “Exhibit”) is made in connection with and is a part of that certain Office Lease, dated as of May 16, 2012, by and between DWF III Gateway, LLC, a Delaware limited liability company, as Landlord, and Puma Biotechnology, Inc., a Delaware corporation, as Tenant, (the “Lease”).

1. Definitions and Conflict. All capitalized terms referred to in this Exhibit shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Exhibit. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Exhibit, this Exhibit shall control.

2. Option to Extend and Rent During the Extended Period: Tenant shall have one option to extend the Term of the Lease for a period of five (5) years (the period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least two hundred seventy (270) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the Term. The Extension Period shall commence, if at all, immediately following the expiration of the initial Term of the Lease. If Tenant is in default under any term or provision of the Lease on the date of giving an Extension Option Notice, or if Tenant is in default under any term or provision of the Lease on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of initial Term. The Extension Period shall be upon all of the terms and provisions of the Lease, except that (i) the Minimum Monthly Rent during such Extension Period shall be one hundred percent (100%) of then Fair Market Rent, but not less than the Minimum Monthly Rent payable during the last month prior to the commencement of the Extension Period, (ii) any work, allowance, free rent, or concession provided by Landlord in connection with the commencement of the initial Term shall not apply; and (iii) Tenant shall not have any additional option to extend.

2.1 Fair Market Rent. The term “Fair Market Rent” for purposes of determining Minimum Monthly Rent during the Extension Period shall mean the greater of (i) the Minimum Monthly Rent payable during the last month prior to the commencement of the Extension Period, or (ii) the minimum monthly rent generally applicable to full service leases at first class office buildings of comparable size, age, quality of the Leased Premises in the Gateway Business Park area of South San Francisco, California area projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Leased Premises as if they had been newly constructed and paid for by Landlord on the first day of the Extension Period specifically for the Extension Period), the quality for credit tenants, for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, without any deduction for amortization or cost of tenant improvements, allowances, capital improvements or commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

2.2 Procedure to Determine Fair Market Rent. Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) within thirty (30) days after receipt of the Extension Option Notice. Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of Landlord’s FMR. The election (or deemed election ) by Tenant under this section shall be non-revocable and binding on the parties.

2.3 Appraisers. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint a broker to render a written opinion of the Fair Market Rent for the Extension Period. Each broker must be a real estate broker licensed in the State where the Building is located for at least five years and with at least five years experience in the appraisal of rental rates of leases or

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in the leasing of space in office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two brokers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second broker. If the Fair Market Rent of each broker is within three percent (3%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Fair Market Rent for the Extension Period. If one party does not appoint its broker as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

2.4 Third Appraiser. If the Fair Market Rent determined by the brokers is more than three percent (3%) apart, then the two brokers shall pick a third broker within ten (10) days after the two brokers have rendered their opinions of Fair Market Rent as provided above. If the two brokers are unable to agree on the third broker within said ten (10) day period, Landlord and Tenant shall mutually agree on the third broker within ten (10) days thereafter. If the parties do not agree on a third qualified broker within ten (10) days, then at the request of either Landlord or Tenant, such third broker shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Building is located. The third broker shall be a person who has not previously acted in such capacity for either party and must meet the qualifications stated above.

2.5 Impartial Appraisal. Within thirty (30) days after its appointment, the third broker (the “Third Party”), shall render its written opinion by selecting the Fair Market Rent made Landlord’s or Tenant’s broker to be the Fair Market Rent for the Extension Period. The Third Party may not offer any different opinion or recommendation of Fair Market Rent. The Fair Market Rent determined in accordance with the foregoing procedure shall be binding on the parties.

2.6 Appraisal Costs. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

2.7 Acknowledgment of Rent. After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the minimum monthly rent for the Extension Period.

2.8 Personal Option. The foregoing option to extend is personal to the original Tenant signing the Lease (and its affiliates), but may not be assigned or transferred to or exercised by any other assignee, sublessee or transferee under a Transfer unless such constituted and Affiliate Transfer within the meaning of Section 21.5 of the Lease or Landlord’s consent was not required in connection therewith pursuant to Article 21 of the Lease or Landlord consented to such Transfer.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-52811	77-0683487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150,

Los Angeles, California 90024

(424) 248-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of Puma Biotechnology, Inc. (the “Company”) was held at 1:00 p.m. Pacific Daylight Time on June 13, 2012, at the Luxe Sunset Boulevard Hotel in Los Angeles, California.

(b) At the 2012 Annual Meeting, the stockholders of the Company:

Proposal 1:	Elected the three nominated directors identified below, each to serve and to hold office for a one-year term until the close of the Company’s next annual meeting of stockholders in 2013, or until a successor has been duly elected and qualified.

Nominee	For	Withheld	Abstain	Broker Non-Votes
Alan H. Auerbach	10,905,657	2,333,333	0	0
Thomas R. Malley	11,572,323	1,666,667	0	0
Jay M. Moyes	13,238,990	0	0	0

Proposal 2:	Approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
10,900,657	2,338,333	0	0

Proposal 3:	Approved, on an advisory basis, a period of three years as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
7,826,838	13,470	5,398,682	0	0

Proposal 4:	Ratified the selection of PKF Certified Accountants, a Professional Corporation, as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
13,233,990	0	5,000	0

(c) Not applicable.

(d) Following the 2012 Annual Meeting, based on the stockholders’ approval of three years as the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Company’s board of directors determined to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puma Biotechnology, Inc.
(Registrant)

Date: June 18, 2012
	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chairman, President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-52811	77-0683487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150,

Los Angeles, California 90024

(424) 248-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c): On June 20, 2012, Puma Biotechnology, Inc. (the “Company”) appointed Richard P. Bryce to serve on an at-will basis as the Company’s Senior Vice President, Clinical Research and Development.

Dr. Bryce, 54, served as Senior Medical Director for Onyx Pharmaceuticals, a biopharmaceutical company, from September 2008 to June 2012, where he oversaw the Phase III clinical trial program of carfilzomib for the treatment of multiple myeloma and the Phase II clinical trial program of sorafenib for the treatment of breast and colorectal cancers. From August 2007 to August 2008, Dr. Bryce served as Senior Medical Director for ICON Clinical Research, a contract research organization, where he was responsible for developing and evaluating oncology protocols, medical monitoring, and overseeing drug safety management activities in connection with the clinical trials of oncology drugs. From May 2005 until July 2007, he served as Executive Vice President of Medical Affairs at Ergomed Clinical Research, a contract research organization, where he worked to establish the company’s U.S. operations, had overall responsibility for the global Phase I unit activities, drug safety, medical writing and regulatory affairs, and oversaw the company’s provision of consulting services to various oncology-focused biotechnology companies. From April 2003 to May 2005, Dr. Bryce served as International Medical Leader at Roche, where he oversaw the global Phase IV clinical trial program of Xeloda® (capecitabine) for the treatment of breast cancer. Earlier in his career, Dr. Bryce held senior clinical research and development positions at ILEX Pharmaceuticals, Scotia Pharmaceuticals and Servier Laboratories, and was a Surgeon Lieutenant Commander in the Royal Navy. Dr. Bryce holds a BSc in Medical Sciences and his primary medical degree (MBChB) from the University of Edinburgh, Scotland. He also holds post-graduate diplomas in Obstetrics and Gynaecology from the Royal College of Obstetricians and Gynaecologists of London and in Child Health and Pharmaceutical Medicine from the Royal College of Physicians of the United Kingdom. He is a member of the Royal College of General Practitioners and the Royal College of Physicians (Faculty of Pharmaceutical Medicine) of the United Kingdom. He is also a member of the American Society of Clinical Oncology, the American Society of Hematology and the European Society of Medical Oncology.

The Company has entered into a letter agreement with Dr. Bryce, effective as of June 20, 2012, outlining the terms of his employment with the Company. The letter agreement provides that Dr. Bryce will receive an annual base salary of $315,000 and will be eligible for an annual discretionary bonus with a target of 35% of his annual base salary. Dr. Bryce will also receive a signing bonus equal to $50,000 within 15 days after the effective date of the letter agreement, and he will be reimbursed for reasonable expenses, in a total amount not to exceed $15,000, that he incurs prior to December 31, 2012 in connection with his relocation to the Los Angeles, CA greater metropolitan area. Dr. Bryce will be required to repay 100% of the signing bonus and any reimbursed relocation expenses in the event that his employment with the Company terminates for any reason prior to the first anniversary of the letter agreement’s effective date and to repay 50% of the signing bonus and any reimbursed relocation expenses in the event that his employment with the Company terminates for an reason after the first anniversary of the letter agreement’s effective date but prior to the second anniversary of the letter agreement’s effective date.

The letter agreement further provides for Dr. Bryce to receive an option to purchase 105,000 shares of the Company’s common stock pursuant to the Company’s 2011 Incentive Award Plan. The exercise price of the option will be the fair market value of the Company’s common stock on the date of grant. Subject to the continued employment of Dr. Bryce with the Company, 1/3 of the shares of common stock underlying the option will vest on the one-year anniversary of the letter agreement’s effective date, with 1/36 of the shares of common stock underlying the option vesting monthly over the next two years, such that the option will be fully vested three years following the letter agreement’s effective date. Additionally, Dr. Bryce will participate in the Company’s benefit plans.

The letter agreement contains a customary non-solicitation provision and, in connection with his entry into the letter agreement, Dr. Bryce entered into the Company’s standard proprietary information and inventions agreement.

The foregoing summary of the Company’s letter agreement with Dr. Bryce is qualified in its entirety by reference to the full text of the letter agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement by and between the Company and Richard P. Bryce

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: June 26, 2012	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement by and between the Company and Richard P. Bryce

Exhibit 10.1

May 2, 2012

Richard Paul Bryce, M.D.

Re:	EMPLOYMENT OFFER LETTER

Dear Richard:

Puma Biotechnology, Inc., a Delaware corporation (the “Company”) is pleased to offer you the position of Senior Vice President, Clinical Research and Development of the Company on the following terms, effective as of June 20, 2012 (the “Effective Date”):

1. POSITION, DUTIES AND RESPONSIBILITIES. As of the Effective Date, the Company will employ you as its Senior Vice President, Clinical Research and Development. In such capacity, you will have such duties and responsibilities as are normally associated with such position. Your duties may be changed from time to time by the Company in its discretion. You will report to the Chief Executive Officer or such other individual as the Company may designate, and will work at the Company’s offices located in San Francisco, California, or such other location as the Company may designate, except for travel to other locations as may be necessary to fulfill your responsibilities. At the Company’s request, you will serve the Company and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing without additional compensation.

2. BASE COMPENSATION. During your employment with the Company, the Company will pay you a base salary of $315,000 per year (the “Base Salary”), less payroll deductions and all required withholdings, payable in installments in accordance with the Company’s normal payroll practices (but in no event less often than monthly) and prorated for any partial pay period of employment. Your Base Salary may be subject to adjustment pursuant to the Company’s policies as in effect from time to time.

3. ANNUAL BONUS. In addition to the Base Salary set forth above, you will be eligible to receive an annual discretionary cash bonus (pro-rated for any partial year of service), based on the attainment of performance metrics and/or individual performance objectives, in each case, established and evaluated by the Company in its sole discretion (the “Annual Bonus”). Your target Annual Bonus shall be 35% of your Base Salary, but the actual amount of your Annual Bonus may be more or less (and may equal zero), depending on the attainment of applicable performance criteria. Payment of any Annual Bonus(es), to the extent any Annual Bonus(es) become payable, will be contingent upon your continued employment through the applicable payment date.

10880 Wilshire Blvd. Suite 2150 Los Angeles, California 90024

424.248.6500 Phone 424.248-6501 Fax

4. SIGNING BONUS. In connection with entering into this offer letter, you will be paid a signing bonus equal to $50,000 (the “Signing Bonus”) within fifteen days after the Effective Date. You and the Company acknowledge and agree that the Signing Bonus will not be earned to any extent prior to the second anniversary of the Effective Date and will only be earned on the second anniversary of the Effective Date if you remain actively employed by the Company through such second anniversary. In the event that your employment with the Company terminates for any reason (a) prior to or on the first anniversary of the Effective Date, you hereby agree to repay to the Company the Signing Bonus, in full, on the date of termination; or (b) after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, you hereby agree to repay to the Company, on the date of termination, 50% of the Signing Bonus.

5. RELOCATION EXPENSES. In conjunction with the relocation of your residence to the Los Angeles, California greater metropolitan area, the Company will pay or reimburse you for all reasonable moving expenses (including without limitation packing, shipping, insurance, airfare for residence site visits with family and temporary housing), in a total amount not to exceed $15,000, incurred by you no later than December 31, 2012 in connection with such relocation (the “Relocation Expenses”). To the extent that any payments or reimbursements provided to you under this offer letter (including this Section 5) are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, in no event will such payments or reimbursements be made later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year will not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and your right to such payments or reimbursement will not be subject to liquidation or exchange for any other benefit. Subject to the foregoing, the Relocation Expenses will be paid within ten (10) business days of your delivery to the Company of receipts evidencing such expenses. In the event that your employment with the Company terminates for any reason (a) prior to or on the first anniversary of the Effective Date, you hereby agree to repay in full, on the date of termination, to the Company any Relocation Expenses paid or reimbursed by the Company prior to such date of termination; or (b) after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, you hereby agree to repay to the Company, on the date of termination, 50% of the Relocation Expenses paid or reimbursed by the Company prior to such date of termination.

6. STOCK OPTION. In connection with entering into this offer letter, following the commencement of your employment with the Company and provided that you are employed by the Company on the date of grant, the Company will grant you an option to purchase 105,000 shares of the Company’s common stock (the “Stock Option”) at a per share exercise price equal to the Fair Market Value of a share of the Company’s common stock on the date of grant (as determined in accordance with the Company’s 2011 Incentive Award Plan). Subject to your continued employment with the Company through the applicable vesting date, 1/3rd of the shares underlying the Stock Option will vest on the first anniversary of the Effective Date and 1/36th of the shares underlying the Stock Option will vest on each monthly anniversary of the Effective Date thereafter. Subject to the foregoing, the terms and conditions of the Stock Option will be set forth in a separate award agreement in such form as is prescribed by the Company, to be entered into by the Company and you.

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7. BENEFITS AND VACATION. You will be eligible to participate in all health, welfare, savings and retirement plans, practices, policies and programs maintained or sponsored by the Company from time to time for the benefit of its similarly situated employees, subject to the terms and conditions thereof. To the extent that you properly elect to participate in the Company’s applicable medical, dental and/or prescription benefit plans, the Company will pay the premiums for you and your dependents under such plans while you remain employed by the Company, provided, however, that the Company shall have no obligation to pay any such premiums if doing so would result in a violation of law and/or the imposition of penalty or excise taxes on the Company. In addition, you will be eligible for other standard benefits, such as sick leave, vacations and holidays, in each case, to the extent available under, and in accordance with, Company policy applicable generally to other similarly situated employees of the Company; provided, however, that you shall be entitled to take up to four (4) weeks’ vacation per calendar year. Notwithstanding the foregoing, nothing contained in this Section 7 shall, or shall be construed so as to, obligate the Company or its affiliates to adopt, sponsor, maintain or continue any benefit plans or programs at any time.

8. CONFIDENTIAL AND PROPRIETARY INFORMATION. This offer of employment is contingent upon your execution of the Proprietary Information and Inventions Agreement, attached hereto as Exhibit A.

9. NON-SOLICITATION. You further agree that during the term of such employment and for one (1) year after your employment is terminated, you will not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with the Company to terminate their employment, agency, or other relationship with the Company or to render services for or transfer their business from the Company and you will not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

10. AT-WILL EMPLOYMENT; AMENDMENT. Your employment with the Company is “at-will,” and either you or the Company may terminate your employment for any reason whatsoever (or for no reason) upon written notice of such termination to the other party. This at-will employment relationship cannot be changed except in a writing signed by you and an authorized representative of the Company. This agreement may not be amended except by a signed writing executed by the parties hereto.

11. COMPANY RULES AND REGULATIONS. As an employee of the Company, you agree to abide by all Company rules, regulations and policies as set forth in the Company’s employee handbook or as otherwise promulgated.

12. WITHHOLDING. The Company may withhold from any amounts payable under this offer letter such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

13. ENTIRE AGREEMENT. As of the Effective Date, this offer letter, together with the Stock Option Agreement and Proprietary Information and Inventions Agreement, comprises the

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final, complete and exclusive agreement between you and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to you by any representative of the Company. You agree that any such agreement, offer or promise between you and any representative of the Company is hereby terminated and will be of no further force or effect, and you acknowledge and agree that upon your execution of this offer letter, you will have no right or interest in or with respect to any such agreement, offer or promise.

14. CHOICE OF LAW. This offer letter shall be interpreted and construed in accordance with California law without regard to any conflicts of laws principles.

15. PROOF OF RIGHT TO WORK. As required by law, this offer of employment is subject to satisfactory proof of your right to work in the United States.

[SIGNATURE PAGE FOLLOWS]

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Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this offer letter in the space provided below for your signature and returning it to the Company’s President and Chief Executive Officer. Please retain one fully-executed original for your files.

Sincerely,

Puma Biotechnology, Inc. a Delaware corporation

By:	/s/ Alan H. Auerbach
Name:	Alan H. Auerbach
Title:	President and Chief Executive Officer

Accepted and Agreed, this 3rd day of May, 2012

By:	/s/ Richard Paul Bryce
Richard Paul Bryce, M.D.